SCHEDULE 14A
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
MetLife, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MetLife, Inc.
200 Park Avenue, New York, NY 10166
March 21, 2006
Dear Shareholder:
You are cordially invited to attend MetLife, Inc.’s 2006 Annual Meeting, which will be held on Tuesday, April 25, 2006 beginning at 10:30 a.m., Eastern Daylight Time, in the Spellman Room on the Fifth Floor of the New York Palace Hotel, 455 Madison Avenue, New York, New York.
At the meeting, shareholders will act on the election of four Class I Directors, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2006, and such other matters as may properly come before the meeting.
The vote of every shareholder is important. You can assure that your shares will be represented and voted at the meeting by signing and returning the enclosed proxy card, or by voting on the Internet or by telephone. If you choose to vote by mail, we have included a postage-paid, pre-addressed envelope to make it convenient for you to do so. The proxy card also contains detailed instructions on how to vote on the Internet or by telephone.

Sincerely yours,

Robert H. Benmosche
Chairman of the Board

MetLife, Inc.
200 Park Avenue
New York, NY 10166

Notice of Annual Meeting
The 2006 Annual Meeting of MetLife, Inc. will be held in the Spellman Room on the Fifth Floor of the New York Palace Hotel, 455 Madison Avenue, New York, New York on Tuesday, April 25, 2006 at 10:30 a.m., Eastern Daylight Time. At the meeting, shareholders will act upon the following matters:

1.	The election of four Class I Directors;

2.	The ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the year ending December 31, 2006; and

3.	Such other matters as may properly come before the meeting.
Information about the matters to be acted upon at the meeting is contained in the accompanying Proxy Statement.
Holders of record of MetLife common stock at the close of business on March 1, 2006 will be entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

Gwenn L. Carr
Senior Vice President and Secretary
New York, New York
March 21, 2006

MetLife 2006 Proxy Statement

Proxy Statement — 2006 Annual Meeting

This Proxy Statement contains information about the 2006 Annual Meeting of MetLife, Inc. (“MetLife” or the “Company”), which will be held in the Spellman Room on the Fifth Floor of the New York Palace Hotel, 455 Madison Avenue, New York, New York on Tuesday, April 25, 2006 at 10:30 a.m., Eastern Daylight Time.
This Proxy Statement and the accompanying proxy card, which are furnished in connection with the solicitation of proxies by MetLife’s Board of Directors, are being mailed and made available electronically to shareholders on or about March 21, 2006.

Information About the 2006 Annual Meeting and Proxy Voting

Your vote is important.
Whether or not you plan to attend the 2006 Annual Meeting, please take the time to vote your shares as soon as possible. If you wish to return your completed proxy card by mail, the Company has included a postage-paid, pre-addressed envelope for your convenience. You may also vote your shares on the Internet or by using a toll-free telephone number (see the proxy card for complete instructions).
Matters to be voted on at the Annual Meeting.
MetLife intends to present the following two proposals for shareholder consideration and voting at the 2006 Annual Meeting.

1.	The election of four nominees to serve as Class I Directors.

2.	The ratification of the appointment of an independent auditor to audit the Company’s financial statements for the year ending December 31, 2006.
The Board recommends voting FOR these proposals.
The Board of Directors did not receive any notice prior to the deadline for submission of additional business that any other matters might be presented for a vote at the 2006 Annual Meeting. However, if another matter were to be presented, the proxies would use their own judgment in deciding whether to vote for or against it.
Holders of record of MetLife common stock are entitled to vote.
All holders of record of MetLife common stock at the close of business on March 1, 2006 (the “record date”) are entitled to vote at the 2006 Annual Meeting.
If you are the beneficial owner, but not the record owner, of MetLife common stock, you will receive instructions about voting from the bank, broker or other nominee that is the shareholder of record of your shares. Contact your bank, broker or other nominee directly if you have questions.
Voting your shares.

•	If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, and you wish to vote in person, you will have to contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.
•	Shareholders of record may also vote their shares by mail, on the Internet or by telephone. Voting on the Internet or by telephone will be available through 11:59 p.m. Eastern Daylight Time on April 24, 2006.
•	Instructions about these ways to vote appear on your proxy card. If you vote on the Internet or by telephone, please have your proxy card available for reference when you vote.

MetLife 2006 Proxy Statement

•	Votes submitted by mail, telephone or on the Internet will be voted by the individuals named on the proxy card in the manner you indicate. If you do not specify how your shares are to be voted, the proxies will vote your shares FOR the election of the Class I Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for 2006.
Attending the 2006 Annual Meeting.
MetLife shareholders of record or their duly appointed proxies are entitled to attend the 2006 Annual Meeting. If you are a MetLife shareholder of record and wish to attend the meeting, please so indicate on the proxy card or as prompted by the telephone or Internet voting systems and an admission card will be sent to you. On the day of the meeting, please bring your admission card with you to present at the entrance to the Spellman Room on the Fifth Floor of the New York Palace Hotel.
Beneficial owners also are entitled to attend the meeting; however, because the Company may not have evidence that you are a beneficial owner, you will need to bring proof of your ownership to be admitted to the meeting. A recent statement or letter from your bank, broker or other nominee that is the record owner confirming your beneficial ownership would be acceptable proof.
Changing or revoking your proxy after it is submitted.
You may change your vote or revoke your proxy at any time before the polls close at the 2006 Annual Meeting. You may do this by:

•	signing another proxy card with a later date and returning it so that it is received by MetLife, Inc., c/o Mellon Investor Services, P.O. Box 3510, South Hackensack, NJ 07606-9210 prior to the 2006 Annual Meeting;
•	sending your notice of revocation so that it is received by MetLife, Inc., c/o Mellon Investor Services, P.O. Box 3510, South Hackensack, NJ 07606-9210 prior to the 2006 Annual Meeting or sending your notice of revocation to MetLife via the Internet at http://www.proxyvoting.com/met on or before 11:59 p.m. Eastern Daylight Time on April 24, 2006;

•	subsequently voting on the Internet or by telephone prior to 11:59 p.m. Eastern Daylight Time on April 24, 2006; or
•	attending the 2006 Annual Meeting and voting in person.
Remember, your changed vote or revocation must be received before the polls close for voting.
Voting by MetLife associates who are invested in the Savings and Investment Plan for MetLife Employees.
Mellon Bank, N.A., as Trustee of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust, will vote the MetLife shares in the Plan in accordance with the voting instructions given by Plan participants to the Trustee. The Trustee will generally vote the Plan shares for which it does not receive voting instructions in the same proportion as the shares for which it does receive voting instructions.
Voting of Shares Held in the MetLife Policyholder Trust.
The policyholders who are beneficiaries of the MetLife Policyholder Trust may direct the Trustee to vote their shares held in the Trust on certain matters that are identified in the Trust Agreement governing the Trust, including approval of mergers and contested directors’ elections. On all other matters, which would include the two proposals described in this Proxy Statement that are to be voted on at the 2006 Annual Meeting, the Trust Agreement directs the Trustee to vote the shares held in the Trust as recommended or directed by the Company’s Board of Directors.
Shares of MetLife common stock outstanding and entitled to vote at the 2006 Annual Meeting.
There were 759,545,106 shares of MetLife common stock outstanding as of the March 1, 2006 record date. Each of those shares is entitled to one vote on each matter to be voted on at the 2006 Annual Meeting.
Quorum.
To conduct business at the 2006 Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of the shares of MetLife common stock

MetLife 2006 Proxy Statement

outstanding on the record date entitled to vote are present in person or are represented by proxies.
Vote required to elect Directors and to approve other proposals.
If a quorum is present at the meeting, a plurality of the shares voting will be sufficient under Delaware Corporation Law to elect the Class I Directors. This means that the Director nominees who receive the largest number of votes cast are elected as Directors, up to the maximum number of Directors to be elected at the meeting. However, the Board has established a majority voting standard in Director elections, which is described below.
In addition, subject to exceptions set forth in the Company’s Certificate of Incorporation, a majority of the shares voting will be sufficient to approve any other matter properly brought before the meeting, including the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor.
Majority voting standard in Director elections.
The Company’s By-Laws provide that in an uncontested election, such as the election of the Class I Directors at the 2006 Annual Meeting, any incumbent Director who is a nominee for election as Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation. The Governance Committee of the Board will promptly consider the offer to resign and recommend to the Board whether to accept or reject it. The Board of Directors will decide within 90 days following certification of the shareholder vote whether to accept or reject the tendered resignation. The Board’s decision, and, if applicable, the reasons for rejecting the tendered resignation, will be disclosed in a Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).
Tabulation of abstentions and broker non-votes.
If a shareholder abstains from voting as to a particular matter, the shareholder’s shares will not be counted as voting for or against that matter. If brokers or other record holders of shares return a proxy card indicating that they do not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will not be counted as voting for or against that matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of a vote.
Abstentions and broker non-votes will be counted to determine whether a quorum is present.
Inspector of Election and confidential voting.
The Board of Directors has appointed Lawrence E. Dennedy, Senior Vice President, MacKenzie Partners, Inc., to act as Inspector of Election at the 2006 Annual Meeting. The By-Laws of MetLife provide for confidential voting.
Directors’ attendance at annual meetings.
Directors are expected to attend annual meetings of shareholders, and 12 of the 14 Directors then serving on the Board attended the 2005 Annual Meeting.
Cost of soliciting proxies for the 2006 Annual Meeting.
The Company has retained Mellon Investor Services to assist with the solicitation of proxies from the Company’s shareholders of record. For these services, the Company will pay Mellon Investor Services a fee of approximately $11,500, plus expenses. The Company also will reimburse banks, brokers or other nominees for their costs of sending the Company’s proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.

MetLife 2006 Proxy Statement

Other Information

Shareholder proposals — deadline for submission of shareholder proposals for the 2007 Annual Meeting.
Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), establishes the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in a public company’s proxy materials. Under the Rule, proposals submitted for inclusion in MetLife’s 2007 proxy materials must be received by MetLife, Inc. at One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary, on or before the close of business on November 21, 2006. Proposals must comply with all the requirements of Rule 14a-8.
A shareholder who wishes to present a matter for action at MetLife’s 2007 Annual Meeting, but chooses not to do so under Rule 14a-8 under the Exchange Act, must deliver to the Corporate Secretary of MetLife on or before December 26, 2006, a notice containing the information required by the advance notice and other provisions of the Company’s By-Laws. A copy of the By-Laws may be obtained by directing a written request to MetLife, Inc., One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary.
Where to find the voting results of the 2006 Annual Meeting.
The preliminary voting results will be announced at the 2006 Annual Meeting. The final voting results will be published in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.
Electronic delivery of the Proxy Statement and Annual Report.
This Proxy Statement and MetLife’s 2005 Annual Report may be viewed online at http://ir.metlife.com. If you are a shareholder of record, you may elect to receive future annual reports and proxy statements electronically by consenting to electronic delivery online at https://vault.melloninvestor.com/isd. If you choose to receive your proxy materials electronically, your choice will remain in effect until you notify MetLife that you wish to resume mail delivery of these documents. You may provide your notice to MetLife via the Internet at https://vault.melloninvestor.com/isd or by writing to MetLife, c/o Mellon Investor Services, P.O. Box 3510, South Hackensack, NJ 07606-9210. In the United States, you also may provide such notice by calling toll free 1-800-649-3593.
If you hold your MetLife shares through a bank, broker or other holder of record, refer to the information provided by that entity for instructions on how to elect this option.
Principal executive offices.
The principal executive offices of MetLife are located at 200 Park Avenue, New York, NY 10166.
MetLife’s Annual Report on Form 10-K.
To obtain without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, address your request to MetLife Investor Relations, MetLife, Inc., One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, New York 11101-4007, or, on the Internet, go to http://ir.metlife.com and submit your request by selecting “Information Requests,” or call 1-800-649-3593. The Annual Report on Form 10-K may also be accessed at http://ir.metlife.com and at the website of the Securities and Exchange Commission at http://www.sec.gov.

MetLife 2006 Proxy Statement

Information About Communications with the Company’s Directors

The following chart describes the procedures to send communications to the Board of Directors, the Non-Management Directors (as defined on page 12) and the Audit Committee.

Shareholder communications to the Board of Directors.
Communications from shareholders to individual Directors or to the Board of Directors may be submitted by writing to the address set forth to the right.	The Board of Directors MetLife, Inc. One MetLife Plaza 27-01 Queens Plaza North Long Island City, NY 11101-4007 Attention: Corporate Secretary

The communication should state that it is from a MetLife shareholder. The Corporate Secretary of MetLife may require reasonable evidence that the communication or other submission is, in fact, from a MetLife shareholder before transmitting it to the Board of Directors.

The Non-Management Directors
Communications to the Non-Management Directors.	MetLife, Inc.
Communications to the Non-Management Directors may be submitted by writing to the address set forth to the right.	One MetLife Plaza 27-01 Queens Plaza North Long Island City, NY 11101-4007 Attention: Corporate Secretary

Communications directly to the Audit Committee.	Audit Committee MetLife, Inc. One MetLife Plaza 27-01 Queens Plaza North Long Island City, NY 11101-4007 Attention: Corporate Secretary
Communications to the Audit Committee regarding accounting, internal accounting controls or auditing matters may be submitted:

• by sending a written communication to the address set forth to the right, or
• by stating the communication in a call to the MetLife Compliance and Fraud Hotline (1-800-462-6565) and identifying the communication as intended for the Audit Committee, or
• by sending the communication in an e-mail message to the Company’s Special Investigation Unit at siuline@metlife.com and identifying the communication as intended for the Audit Committee.

MetLife 2006 Proxy Statement

Proposal One — Election of Directors

At the 2006 Annual Meeting, four Class I Directors will be elected for a term ending at the Company’s 2009 Annual Meeting. For additional information about the classes of Directors, see “Information About the Board of Directors — Responsibilities, Independence and Composition of the Board of Directors” beginning on page 12.
Each Class I Nominee is currently serving as a Director of MetLife and has agreed to continue to serve if elected. The Board of Directors has no reason to believe that any Nominee would be unable to serve if elected; however, if for any reason a Nominee should become unable to serve at or before the 2006 Annual Meeting, the Board could reduce the size of the Board or nominate someone else for election. If the Board were to nominate someone else to stand for election at the 2006 Annual Meeting, the proxies could use their discretion to vote for that other person.
Mr. Robert H. Benmosche, a Class I Director and Chairman of the Board, is not standing for election and the size of the Board has been reduced to 14 members effective as of the 2006 Annual Meeting. He will step down as Chairman of the Board on April 25, 2006 following the Annual Meeting and retire from the Company effective July 1, 2006. Mr. C. Robert Henrikson, also a Class I Director, is currently the President and Chief Executive Officer of the Company. Mr. Henrikson has been elected by the Board of Directors to succeed Mr. Benmosche as Chairman of the Board at the conclusion of the 2006 Annual Meeting.
The Board of Directors recommends that you vote FOR the election of each of the following Class I Nominees:
C. Robert Henrikson, age 58, has been President and Chief Executive Officer of MetLife and Metropolitan Life Insurance Company since March 1, 2006, and will become Chairman of the Board of MetLife and Metropolitan Life Insurance Company on April 25, 2006, following the 2006 Annual
Meeting. Previously, Mr. Henrikson was President and Chief Operating Officer of the Company from June 2004, and President of its U.S. Insurance and Financial Services businesses from July 2002 to June 2004. He served as President of Institutional Business of MetLife from September 1999 to July 2002 and President of Institutional Business of Metropolitan Life Insurance Company from May 1999 to June 2002. During his more than 30-year career with MetLife, Mr. Henrikson has held a number of senior positions in the Company’s Individual, Group and Pension businesses. He is a Director of The Travelers Insurance Company and The Travelers Life and Annuity Company, both wholly-owned subsidiaries of the Company. Mr. Henrikson is a director of MetLife Bank, a subsidiary of the Company, and MetLife Foundation. Mr. Henrikson also is a Director of the American Council of Life Insurers, a Director Emeritus of the American Benefits Council, Chairman of the Board of the Wharton School’s S.S. Huebner Foundation for Insurance Education, and a Trustee of the American Museum of Natural History. Mr. Henrikson received a B.A. degree from the University of Pennsylvania and a J.D. degree from Emory University School of Law. In addition, he is a graduate of the Wharton School’s Advanced Management Program. He has been a Director of MetLife since April 26, 2005 and a Director of Metropolitan Life Insurance Company since June 1, 2005.
John M. Keane, age 63, is the co-founder and senior managing director of Keane Advisors, LLC, a private equity investment and consulting firm, President of GSI, LLC, an independent consulting firm, Senior Advisor to Kohlberg, Kravis, Roberts and Co., a private equity firm specializing in management buyouts, and an Advisor to the Chairman and Chief Executive Officer of URS Corporation, a global engineering design firm. General Keane served in the U.S. Army for 37 years. He was Vice Chief of Staff and Chief Operating Officer of the Army from 1999 until his retirement in October 2003. He is a Director of General Dynamics Corporation. He also is a military contributor and analyst with ABC News

MetLife 2006 Proxy Statement

and is a member of the United States Department of Defense Policy Board, the Knollwood Foundation Board, the Pentagon Memorial Fund and the George C. Marshall Foundation. General Keane received a bachelor’s degree in accounting from Fordham University and a master’s degree in philosophy from Western Kentucky University. General Keane has received honorary doctorate degrees in law and public service from Fordham University and Eastern Kentucky University, respectively. General Keane has been a Director of MetLife and Metropolitan Life Insurance Company since 2003.
Hugh B. Price, age 64, has been a Senior Fellow at the Brookings Institution since February 2006. Previously, he was a Senior Advisor to the law firm of DLA Piper Rudnick Gray Cary US LLP from September 2003 until September 2005 and served as President and Chief Executive Officer of the National Urban League, Inc. from 1994 to April 2003. Mr. Price is a Director of Verizon Communications, Inc. He received a bachelor’s degree from Amherst College and received a law degree from Yale Law School. Mr. Price has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1994.
Kenton J. Sicchitano, age 61, was a Global Managing Partner of PricewaterhouseCoopers LLP, an assurance, tax and advisory services company, until his retirement in June 2001. Mr. Sicchitano joined Price Waterhouse LLP, a predecessor firm of PricewaterhouseCoopers LLP, in 1970, and after becoming a partner in 1979, held various leadership positions within the firm until he retired in 2001. He is a Director of PerkinElmer, Inc. and Analog Devices, Inc. At various times from 1986 to 1995, he served as a Director and/or officer of a number of not-for-profit organizations, including as President of the Harvard Business School Association of Boston, Director of the Harvard Alumni Association and the Harvard Business School Alumni Association, Director and Chair of the Finance Committee of New England Deaconess Hospital and a Trustee of the New England Aquarium. Mr. Sicchitano received a bachelor’s degree from Harvard College and a master’s degree in business administration from Harvard Business School. Mr. Sicchitano is a Director of First Citicorp Life Insurance
Company, a subsidiary of MetLife. Mr. Sicchitano has been a Director of MetLife and Metropolitan Life Insurance Company since 2003.
The following Class II and Class III Directors are continuing in office:
Class II Directors — Terms to Expire in 2007
Curtis H. Barnette, age 71, has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 2000. He is also Chairman Emeritus of Bethlehem Steel Corporation and was a Director and its Chairman and Chief Executive Officer from November 1992 through April 2000. Bethlehem Steel Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in 2001 and the proceedings were completed in 2003. He is a member and former Chair of the Board of Governors of West Virginia University, a Director and former Chair of the West Virginia University Foundation, Chair of the Yale Law School Fund, a Director of the Ron Brown Award for Corporate Leadership Board, a Director of the Pennsylvania Parks and Forests Foundation, Chair of the National Museum of Industrial History and Comenius Professor and Executive in Residence at Moravian College, of which he is also a Trustee. Mr. Barnette served on the President’s Trade Advisory Committee from 1989 to 2002 and is a Director of the National Center for State Courts and the Pennsylvania Society. Mr. Barnette also is a member of The Business Council. Mr. Barnette received a bachelor’s degree from West Virginia University and a law degree from Yale Law School. He also attended the Advanced Management Program at Harvard Business School and Manchester University where he was a Fulbright Scholar. He has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1994.
Burton A. Dole, Jr., age 68, was a Partner and Chief Executive Officer of MedSouth Therapies, LLC, a rehabilitative health care company, from 2001 to 2003, and was Chairman of the Board of Nellcor Puritan Bennett, Incorporated, a medical equipment company, from 1995 until his retirement in 1997. He was Chairman of the Board, President and Chief Executive Officer of Puritan Bennett, Incorporated from 1986 to 1995.

MetLife 2006 Proxy Statement

Mr. Dole served as Chairman of the Board of Directors of the Kansas City Federal Reserve Bank and Federal Reserve Agent from 1992 through 1994. He served as Chairman of the Conference of Chairmen of the Federal Reserve System in 1994. Mr. Dole is a Director and Vice President of the Anesthesia Patient Safety Foundation. He received both a bachelor’s degree in mechanical engineering and a master’s degree in business administration from Stanford University. Mr. Dole has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1996.
Harry P. Kamen, age 72, was Chairman of the Board and Chief Executive Officer of Metropolitan Life Insurance Company from April 1993 until his retirement in July 1998 and, in addition, was its President from December 1995 to November 1997. Mr. Kamen is a Trustee of the Granum Series Trust Fund and the Cultural Institutions Retirement System. He is a Director of the New York Botanical Garden and the Chamber Music Society of Lincoln Center and a member of the Board of Advisors of the Mailman School of Public Health at Columbia University. Mr. Kamen received a bachelor’s degree from the University of Pennsylvania and a law degree from Harvard Law School and attended the Senior Executive Program at M.I.T. He has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1992.
James M. Kilts, age 58, became Vice Chairman of the Board of The Procter & Gamble Company in October 2005, following the merger of The Gillette Company with Procter & Gamble. Previously and, until October 2005, he served as Chairman of the Board, Chief Executive Officer and President of Gillette since January 2001, February 2001 and November 2003, respectively. Prior to joining Gillette, Mr. Kilts was President and Chief Executive Officer of Nabisco Group Holdings Corp. from December 1999 until it was acquired in December 2000 by Philip Morris Companies Inc., now Altria Group Inc. He was President and Chief Executive Officer of Nabisco Holdings Corp. and Nabisco Inc. from January 1998 to December 1999. Before that, he was an Executive Vice President, Worldwide Food, Philip Morris, from 1994 to 1997 and served as President of Kraft USA from 1989 to 1994. Previously, he served as President of Kraft Limited in Canada and as Senior Vice President of Kraft International. Mr. Kilts began his business career with General Foods Corporation in 1970. Mr. Kilts is a member of the Board of Directors of the New York Times Company. He also serves on the International Advisory Group of Citigroup and the Board of the American Institute for Contemporary German Studies. A graduate of Knox College, Mr. Kilts serves on the College’s Board of Trustees, is Chairman of the Advisory Council of the University of Chicago Graduate School of Business and is a Trustee of the University of Chicago. He previously was Chairman of the Grocery Manufacturers of America. Mr. Kilts has been a Director of MetLife and Metropolitan Life Insurance Company since January 2005.
Charles M. Leighton, age 70, is Executive Director, U.S. Sailing. He was Chairman of the Board and Chief Executive Officer of the CML Group, Inc., a specialty retail company, from 1969 until his retirement in March 1998. Mr. Leighton is a Trustee of Lahey Clinic. Mr. Leighton received a bachelor’s degree and an honorary law degree from Bowdoin College and a master’s degree in business administration from Harvard Business School. He has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1996.
Class III Directors — Terms to Expire in 2008
Cheryl W. Grisé, age 53, has served as President — Utility Group for Northeast Utilities, a public utility holding company, since 2001, Chief Executive Officer of its principal operating subsidiaries since September 2002, and Senior Vice President, Secretary and General Counsel of Northeast Utilities from 1998-2001. Ms. Grisé is a Director of Dana Corporation. She also serves on the Boards of the MetroHartford Alliance, Greater Hartford Arts Council, University of Connecticut Foundation, Business Council of Fairfield County and the New England Council. She received a bachelor of arts degree from the University of North Carolina at Chapel Hill and a law degree from Western State University, and has completed the Yale Executive Management Program. Ms. Grisé is a Director of First Citicorp Life

MetLife 2006 Proxy Statement

Insurance Company, a subsidiary of MetLife. Ms. Grisé has been a Director of MetLife and Metropolitan Life Insurance Company since 2004.
James R. Houghton, age 69, has been Chairman of the Board of Corning Incorporated, a global technology company, since 2002 and was its Chief Executive Officer from April 2002 to April 2005. He also served as Chairman and Chief Executive Officer of Corning from 1983 to 1996, Chairman of the Board Emeritus of Corning from 1996 to June 2000 and Non-Executive Chairman of the Board of Corning from June 2000 to April 2002. Mr. Houghton is also a Director of ExxonMobil Corporation and Market Street Trust Company. Mr. Houghton is a Trustee of the Metropolitan Museum of Art, The Pierpont Morgan Library, Hospital for Special Surgery and the Corning Foundation, and is a Fellow of the Harvard Corporation. He graduated from Harvard College and received a master’s degree from Harvard Business School. Mr. Houghton is a Director of First Citicorp Life Insurance Company, a subsidiary of MetLife. Mr. Houghton has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1975.
Helene L. Kaplan, age 72, has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1990. She is a former Director of J.P. Morgan Chase & Co., ExxonMobil Corporation, The May Department Stores and Verizon Communications, Inc. Mrs. Kaplan is a Member (and former Director) of the Council on Foreign Relations. She is serving her second term as Chair of Carnegie Corporation of New York, and is a Trustee and Vice-Chair of The American Museum of Natural History. She is Trustee Emerita and Chair Emerita of Barnard College and Trustee Emerita of The J. Paul Getty Trust, and The Institute for Advanced Study. Mrs. Kaplan is a Fellow of the American Philosophical Society and a Member of the American Academy of Arts and Sciences. Mrs. Kaplan received a bachelor’s degree, cum laude, from Barnard College and a law degree from New York University Law School. She is the recipient of many honors, including honorary degrees from Columbia University and Mount Sinai School of Medicine. Mrs. Kaplan is a Director of
First Citicorp Life Insurance Company, a subsidiary of MetLife. Mrs. Kaplan has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1987.
Sylvia M. Mathews, age 40, is the Chief Operating Officer and Executive Director of The Bill and Melinda Gates Foundation and has been with the Foundation since 2001, prior to which she served as Deputy Director of the Office of Management and Budget in Washington, D.C. from 1998. Ms. Mathews served as Deputy Chief of Staff to President Bill Clinton from 1997 to 1998, and was Chief of Staff to Treasury Secretary Robert Rubin from 1995 to 1997. She also served as Staff Director for the National Economic Council from 1993 to 1995. Ms. Mathews was Manager of President Clinton’s economic transition team. Prior to that, she was an Associate at McKinsey and Company from 1990 through 1992. She is a Member of the Council on Foreign Relations, the Pacific Council on International Policy, the Aspen Strategy Group and the Nike Foundation Advisory Group. In addition, Ms. Mathews is a Governing Council Member of the Miller Center of Public Affairs at the University of Virginia. Ms. Mathews received a bachelor’s degree in government, cum laude, from Harvard University in 1987 and a bachelor’s degree in philosophy, politics and economics from Oxford University, where she was a Rhodes Scholar. Ms. Mathews has been a Director of MetLife and Metropolitan Life Insurance Company since 2004.
William C. Steere, Jr., age 69, was Chairman of the Board and Chief Executive Officer of Pfizer Inc., a research-based global pharmaceutical company, from 1992 until his retirement in May 2001. Mr. Steere is a Director of Pfizer, Dow Jones & Company, Inc. and Health Management Associates, Inc. and is a Director of the Naples Philharmonic Center for the Arts. Mr. Steere received a bachelor’s degree from Stanford University. He has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1997. Mr. Steere was appointed as Lead Director of MetLife’s Board of Directors on January 18, 2006.

MetLife 2006 Proxy Statement

Proposal Two — Ratification of Appointment of the Independent Auditor

The Board of Directors recommends that you vote to ratify the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the year ending December 31, 2006.
The Audit Committee, which is solely responsible for appointing the independent auditor of the Company, subject to shareholder ratification, has recommended that Deloitte & Touche LLP (“Deloitte”) be reappointed as the Company’s independent auditor. Deloitte has served as independent auditor of MetLife and Metropolitan Life Insurance Company and most of its subsidiaries for many years, and its long term knowledge of the MetLife group of companies has enabled it to carry out its audits of the Company’s financial statements with effectiveness and efficiency.
Before recommending Deloitte’s reappointment, the Audit Committee considered the firm’s relevant qualifications and competencies, including that Deloitte is a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (“PCAOB”) as required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Rules of the PCAOB, Deloitte’s independence and its processes for maintaining its independence, the results of the independent review of its quality control system, the key members of the engagement team for the audit of the Company’s financial statements, the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee assures the regular rotation of the audit engagement team partners to the extent required by law.
The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Under procedures adopted by the Audit Committee, the Audit Committee reviews, on an annual basis, a schedule of particular audit services that the Company expects to be performed in the next fiscal year and an estimated amount of fees for each particular audit service. The Audit Committee also reviews a schedule of audit-related, tax and other permitted non-audit services that the Company may engage the independent auditor to perform during the next fiscal year and an estimated amount of fees for each of those services, as well as information on pre-approved services provided by the independent auditor in the current year.
Based on this information, the Audit Committee pre-approves the audit services that the Company expects to be performed by the independent auditor in connection with the audit of the Company’s financial statements for the next fiscal year, and the audit-related, tax and other permitted non-audit services that management may desire to engage the independent auditor to perform during the next fiscal year. In addition, the Audit Committee approves the terms of the engagement letter to be entered into by the Company with the independent auditor.
If, during the course of the year, the audit, audit-related, tax and other permitted non-audit fees exceed the previous estimates provided to the Audit Committee, the Audit Committee determines whether or not to approve the additional fees. The Audit Committee or a designated member of the Audit Committee to whom authority has been delegated may, from time to time, pre-approve additional audit and non-audit services to be performed by the Company’s independent auditor.
Based on the recommendation of the Audit Committee, the Board of Directors endorsed the appointment of Deloitte as MetLife’s independent auditor for the year ending December 31, 2006, subject to ratification by MetLife shareholders at the 2006 Annual Meeting.
Representatives of Deloitte will attend the 2006 Annual Meeting. They will have an opportunity to

MetLife 2006 Proxy Statement

make a statement if they desire to do so, and they will be available to respond to appropriate questions.
All of the fees set forth below have been pre-approved by the Audit Committee in accordance with its pre-approval procedures.

Independent Auditor’s Fees for 2005 and 2004(1)

	2005	2004

Audit Fees(2)	$46.6 million	$32.8 million
Audit-Related Fees(3)	10.8 million	8.4 million
Tax Fees(4)	1.9 million	1.4 million
All Other Fees(5)	0.2 million	0.1 million

(1)	The fees shown in the table include fees billed to Reinsurance Group of America, Incorporated, a publicly traded company and majority-owned subsidiary of MetLife, Inc. Such fees in fiscal years 2004 and 2005 were approved by the Audit Committee of MetLife, Inc. The table also includes fees for audit services Deloitte provided to the Travelers Life and Annuity Businesses that were acquired from Citigroup on July 1, 2005 (the “Travelers Entities”) following the Company’s acquisition of the Travelers Entities.

(2)	Fees for services to perform an audit or review in accordance with auditing standards of the PCAOB and services that generally only the Company’s independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(3)	Fees for assurance and related services that are traditionally performed by the Company’s independent auditor, such as audit and related services for employee benefit plan audits, due diligence related to mergers and acquisitions (including related to the acquisition of the Travelers Entities), accounting consultations and audits in connection with proposed or consummated acquisitions (including related to the acquisition of the Travelers Entities), internal control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

(4)	Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax consultation and tax planning encompass a diverse range of services, including assistance in connection with tax audits and filing appeals, tax advice related to mergers and acquisitions, advice related to employee benefit plans and requests for rulings or technical advice from taxing authorities.

(5)	De minimis fees for other types of permitted services.

MetLife 2006 Proxy Statement

Corporate Governance

Corporate Governance Guidelines.
In 2004, the Governance Committee recommended, and the Board of Directors adopted, Corporate Governance Guidelines that set forth the Board’s policies regarding Director independence, the qualifications of Directors, the identification of candidates for Board positions, the responsibilities of Directors, the Committees of the Board, management succession, Director access to management and outside advisors, and Director compensation.
In 2006, the Board of Directors adopted Amended and Restated Corporate Governance Guidelines to provide for the appointment of a Lead Director by the Independent Directors (as defined below), and to include the Board’s majority voting standard in uncontested Director elections, which is now reflected in the Company’s By-Laws. See “Information About the 2006 Annual Meeting and Proxy Voting — Majority Voting Standard in Director Elections” for more information. The Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”) are attached as Appendix A to this Proxy Statement.
Printable versions of the Corporate Governance Guidelines may be found on MetLife’s website at http://www.metlife.com/corporategovernance. A copy of the Corporate Governance Guidelines also may be obtained by submitting a written request to MetLife, Inc., One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary.
Information About the Board of Directors.
Responsibilities, Independence and Composition of the Board of Directors. The Directors of MetLife are individuals upon whose judgment, initiative and efforts the success and long-term value of the Company depend. As a Board, these individuals review MetLife’s business policies and strategies and oversee the management of the Company’s businesses by the Chief Executive Officer and the other executive officers. The Board currently consists of 15 Directors, 13 of whom are both Non-Management Directors and Independent Directors. Effective as of the 2006 Annual Meeting, the size of the Board has been reduced to 14 members, 13 of whom are both Non-Management Directors and Independent Directors. A “Non-Management Director” is a Director who is not an officer of the Company or of any entity in a consolidated group with the Company. An “Independent Director” is a Non-Management Director who the Board of Directors has affirmatively determined has no material relationships with the Company or any of its consolidated subsidiaries and is independent within the meaning of the New York Stock Exchange Inc.’s Corporate Governance Standards (the “NYSE Standards”). An Independent Director for Audit Committee purposes meets additional requirements of Rule 10A-3 under the Exchange Act.
The Board has affirmatively determined that Curtis H. Barnette, Burton A. Dole, Cheryl W. Grisé, James R. Houghton, Harry P. Kamen, Helene L. Kaplan, John M. Keane, James M. Kilts, Charles M. Leighton, Sylvia M. Mathews, Hugh B. Price, Kenton J. Sicchitano and William C. Steere, Jr. are all Independent Directors who do not have any material relationships with the Company or any of its consolidated subsidiaries. Mr. Barnette and Mrs. Kaplan are both Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom, LLP (“Skadden”), which provides legal services to the Company and its affiliates. Neither Mr. Barnette nor Mrs. Kaplan directly or indirectly provides any legal services to MetLife or its subsidiaries. In addition, neither Mr. Barnette nor Mrs. Kaplan receives compensation from Skadden that is directly or indirectly related to fees that Skadden receives from the Company or its subsidiaries for performing such legal services. Neither Mr. Barnette nor Mrs. Kaplan has the right to vote on any of Skadden’s firm matters or participate in Skadden’s profits. Skadden is not a significant supplier to the Company; the fees it receives from MetLife total less than 2% of Skadden’s revenues. Based on its review of the nature of Mr. Barnette’s and Mrs. Kaplan’s Of Counsel status at Skadden,

MetLife 2006 Proxy Statement

the Board has determined, in each case, that such Of Counsel status does not constitute a material relationship with MetLife, and has affirmatively determined that Mr. Barnette and Mrs. Kaplan are Independent Directors.
The Board also determined that the Independent Directors satisfy the criteria set forth in categorical standards established by the Board to assist it in making determinations regarding independence. These standards are set forth under the caption “Director Independence” included in the Corporate Governance Guidelines of the Company which are attached as Appendix A to this Proxy Statement.
The Company’s Board of Directors is divided into three classes. One class is elected each year to hold office for a term of three years. Of the 15 current Directors, five are Class I Directors with terms expiring at the 2006 Annual Meeting, five are Class II Directors with terms expiring at the 2007 Annual Meeting, and five are Class III Directors with terms expiring at the 2008 Annual Meeting. As a result of the reduction of the size of the Board to fourteen members, effective as of the 2006 Annual Meeting, the size of Class I will be reduced to four Directors.
Executive Sessions of Non-Management Directors. The Non-Management Directors of the Company (all of whom were also Independent Directors of the Company during 2005) meet in regularly scheduled executive sessions without the presence of the Company’s management. If the group of Non-Management Directors were to include Directors who were not also Independent Directors, the Independent Directors would meet, at least once a year, in an executive session that included only Independent Directors. The Independent Directors have appointed Mr. Steere as Lead Director and, among other responsibilities, Mr. Steere presides when the Non-Management Directors meet in executive session.
Director Nomination Process. Potential candidates for nomination as Directors are identified by the Board of Directors and the Governance Committee through a variety of means, including recommendations of search firms, Board members, executive officers and shareholders. Potential candidates for nomination as Director must provide written information about their qualifications and participate in interviews conducted by individual Board members, including the Chairs of the Audit, Compensation and Governance Committees. Candidates are evaluated based on the information supplied by the candidates and information obtained from other sources.
The Governance Committee will consider shareholder recommendations of candidates for nomination as Director. To be timely, a shareholder recommendation must be submitted to the Governance Committee, MetLife, Inc., One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary, not later than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. Recommendations for nominations of candidates for election at the 2007 Annual Meeting must be received by the Corporate Secretary no later than December 26, 2006.
The Governance Committee makes no distinctions in evaluating nominees based on whether or not a nominee is recommended by a shareholder. Shareholders recommending a nominee must satisfy the notification, timeliness, consent and information requirements set forth in the Company’s By-Laws concerning Director nominations by shareholders.
The shareholder’s recommendation must set forth all the information regarding the person recommended that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Regulation 14A under the Exchange Act, and must include the recommended Nominee’s written consent to being named in the Proxy Statement as a Nominee and to serving as a Director if elected. In addition, the shareholder’s recommendation must include (i) the name and address of the recommending shareholder and the candidate being recommended; (ii) a description of all arrangements or understandings between the nominating shareholder and the person being recommended and any other persons (naming them) pursuant to which the nominations are to be made by the shareholder; (iii) a representation that the recommendation is being made by a beneficial owner of the Company’s stock; and

MetLife 2006 Proxy Statement

(iv) if the recommending shareholder intends to solicit proxies, a statement to that effect.
Under the Company’s Corporate Governance Guidelines, the following specific, minimum qualifications must be met by any candidate that the Company would recommend for election to the Board of Directors:

•	Financial Literacy. Such person should be “financially literate” as such qualification is interpreted by the Company’s Board of Directors in its business judgment.

•	Leadership Experience. Such person should possess significant leadership experience in business, finance, accounting, law, education or government, and should possess qualities reflecting a proven record of accomplishment and an ability to work with others.

•	Commitment to the Company’s Values. Such person shall be committed to promoting the financial success of the Company and preserving and enhancing the Company’s reputation as a leader in American business and shall be in agreement with the values of the Company as embodied in its codes of conduct.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of the Company.

•	Reputation and Integrity. Such person shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

•	Other Factors. Such person shall have other characteristics considered appropriate for membership on the Board of

Directors, including significant experience and accomplishments, an understanding of business and finance, sound business judgment, and an appropriate educational background.
In recommending candidates for election as Directors, the Governance Committee will take into consideration the need for the Board to have a majority of Directors that meet the independence requirements of the NYSE Standards and such other criteria as shall be established from time to time by the Board of Directors.
Board Meetings and Director Attendance in 2005. In 2005, there were 13 regular and special meetings of the Board of Directors. All Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which they served during 2005.
Certain Relationships and Related Transactions. Helene L. Kaplan and Curtis H. Barnette, Directors of MetLife, are both Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”). Skadden performs legal services for MetLife and its affiliates, and MetLife provides insurance-related products and services to Skadden. Neither Mrs. Kaplan nor Mr. Barnette directly or indirectly provides legal services to MetLife or its subsidiaries or receives compensation from Skadden that is directly or indirectly related to fees that Skadden receives from MetLife or its subsidiaries. Neither has the right to vote on Skadden’s firm matters or participate in Skadden’s profits. Skadden is not a significant supplier to the Company because the fees it receives from MetLife total less than 2% of its revenues. The Board of Directors has affirmatively determined that Mrs. Kaplan and Mr. Barnette are Independent Directors who have no material relationship with the Company for purposes of the NYSE Standards. See “Information About the Board of Directors — Responsibilities, Independence and Composition of the Board of Directors” beginning on page 12.

MetLife 2006 Proxy Statement
Board Committees.
MetLife’s Board of Directors has designated six Board Committees. These Committees perform essential functions on behalf of the Board. The Committee Chairs review and approve agendas for all meetings of their respective Committees. The responsibilities of each of the Committees are summarized below. Only Independent Directors may be members of the Audit, Compensation and Governance Committees. Metropolitan Life Insurance Company also has designated Board Committees, including an Investment Committee. Each Committee of the Board of Directors has a Charter that defines the Committee’s purposes and responsibilities. The Charters for the Audit, Compensation and Governance Committees incorporate the requirements of the Securities and Exchange Commission and the New York Stock Exchange to the extent applicable. Printable versions of the Charters are available on MetLife’s website at http://www.metlife.com/corporategovernance.
The Audit Committee
The Audit Committee, which consists entirely of Independent Directors,

•	is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor;

•	assists the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting processes, the adequacy of the Company’s internal control over financial reporting and the integrity of its financial statements;

•	pre-approves all audit and non-audit services to be provided by the independent auditor, reviews reports concerning significant legal and regulatory matters, discusses the Company’s guidelines and policies with respect to the process by which the Company undertakes risk management and risk assessment, and reviews the performance of the Company’s internal audit function;

•	discusses with management, the General Auditor and the independent auditor the Company’s filings on Forms 10-K and 10-Q and the financial information in those filings;

•	prepares an annual report to the shareholders for presentation in the Company’s proxy statement, the 2006 report being presented on page 21 of this Proxy Statement; and

•	has the authority to obtain advice and assistance from, and to receive appropriate funding from the Company for the retention of, outside counsel and other advisors as the Audit Committee deems necessary to carry out its duties.
The Audit Committee met ten times during 2005. A more detailed description of the role and responsibilities of the Audit Committee is set forth in the Audit Committee Charter.
Financial Literacy and Audit Committee Financial Expert. The Board of Directors has determined that the members of the Audit Committee are financially literate, as such qualification is interpreted by the Board of Directors. The Board of Directors has also determined that a majority of the members of the Audit Committee would qualify as “audit committee financial experts,” as such term is defined by the Securities and Exchange Commission, including James R. Houghton, the Chair of the Committee.
The Compensation Committee
The Compensation Committee, which consists entirely of Independent Directors,

•	assists the Board in fulfilling its responsibility to oversee the compensation and benefits of the Company’s executive officers and other employees of the MetLife enterprise and prepares an annual report on executive compensation for inclusion in the Company’s proxy statement, the 2006 report being presented on page 23 of this Proxy Statement;

MetLife 2006 Proxy Statement

•	approves the goals and objectives relevant to the Chief Executive Officer’s total compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, and endorses, for approval by the Independent Directors, the Chief Executive Officer’s total compensation level based on such evaluation;

•	reviews and recommends approval by the Board of Directors of the other executive officers’ total compensation, including their base salaries and annual and long-term incentive compensation; and

•	has sole authority to retain and approve the terms of the retention of any compensation consultants and other compensation experts in connection with the compensation of the Chief Executive Officer and other senior executive officers.
The Compensation Committee met seven times during 2005. A more detailed description of the role and responsibilities of the Compensation Committee is set forth in the Compensation Committee Charter.
Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has ever been an officer or employee of MetLife or any of its subsidiaries. During 2005, no executive officer of MetLife served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of MetLife or a member of MetLife’s Compensation Committee.
The Governance Committee
The Governance Committee, which consists entirely of Independent Directors,

•	assists the Board by identifying individuals qualified to become members of the Board, consistent with the criteria established by the Board, developing and recommending corporate governance guidelines to the Board, overseeing MetLife’s financial policies and strategies, capital structure and dividend policies, and overseeing MetLife’s internal risk management function;

•	recommends policies and procedures regarding shareholder nomination of Director candidates and regarding communication with Non-Management Directors; and

•	has other duties and responsibilities, including recommending the appointment of Directors to serve as the Chairs and members of the Committees of the Board, overseeing the evaluation of the Board and reviewing the compensation and benefits of the Board of Directors and recommending modifications thereof as may be appropriate.
The Governance Committee met eight times during 2005. A more detailed description of the role and responsibilities of the Governance Committee is set forth in the Governance Committee Charter.
The Executive Committee
The Executive Committee may exercise the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors. The Executive Committee did not meet in 2005.
The Public Responsibility Committee
The Public Responsibility Committee

•	oversees the Company’s charitable contributions, public benefit programs and other corporate responsibility matters, reviewing, in this regard, the Company’s goals and strategies for its contributions in support of health, education, civic affairs, culture and similar purposes, and its social investment program in which loans and other investments are made to support affordable housing, community, business and economic development and health care services for low and moderate income communities;

MetLife 2006 Proxy Statement

•	reviews the Company’s goals and strategies concerning legislative and regulatory initiatives that impact the interests of the Company; and

•	annually reviews and recommends the Company’s charitable contribution budget to the Board of Directors for its approval.
The Sales Practices Compliance Committee
The Sales Practices Compliance Committee

•	oversees compliance matters concerning the sale or marketing of insurance products to individuals and institutions by MetLife’s subsidiaries;

•	reviews policies and procedures with respect to sales practices compliance matters;

•	reviews audit plans and budgets for sales office audits prepared by the Corporate Ethics and Compliance Department related to sales practices compliance matters; and

•	receives and reviews reports concerning activities related to sales practices compliance matters, including reports from the leadership of the Corporate Ethics and Compliance Department concerning allegations of fraud and misconduct and unethical business practices and reports of any significant investigations by governmental authorities.
The Investment Committee of Metropolitan Life Insurance Company
The Investment Committee of Metropolitan Life Insurance Company (“MLIC”)

•	oversees the investment activities of MLIC and certain of its subsidiaries;

•	at the request of MetLife, also oversees the management of investment assets of MetLife and certain of MetLife’s subsidiaries and, in connection therewith, reviews reports from the investment officers on the investment activities and performance of the investment portfolio of such companies and submits reports about such activities and performance to MetLife;

•	authorizes designated investment officers, within specified limits and guidelines, to make and sell investments for MLIC’s General Account and Separate Accounts consistent with applicable laws and regulations and applicable standards of care;

•	reviews reports from the investment officers regarding the conformity of investment activities with the Committee’s general authorizations, applicable laws and regulations and applicable standards of care; and

•	reviews and approves MLIC’s derivatives use plans and reviews reports from the investment officers on derivative transaction activity; reviews and approves MLIC’s high return program plan and reviews reports from the investment officers on high return program activity; reviews reports from the investment officers on the investment activities and performance of investment advisors that are engaged to manage certain investments of MLIC; reviews reports from the investment officers on the non-performing assets in MLIC’s investment portfolio; and reviews MLIC’s investment plans and receives periodic updates of performance compared to projections in the investment plans.

MetLife 2006 Proxy Statement
The following table lists the Directors who currently serve on the Committees described above.
MEMBERSHIP ON BOARD COMMITTEES

Investment
						Sales	(Metropolitan
					Public	Practices	Life Insurance
	Audit	Compensation	Governance	Executive	Responsibility	Compliance	Company)

R.H. Benmosche				ţ			●
C. H. Barnette					●		ţ
B. A. Dole, Jr.	●				●		●
C.W. Grisé		●	●			●
C. R. Henrikson				●	●
J. R. Houghton	ţ	●	●	●
H. P. Kamen			●	●			●
H. L. Kaplan			ţ	●	●		●
J. M. Keane	●		●			●
J. M. Kilts		●	●			●
C. M. Leighton		●		●		ţ
S. M. Mathews			●		●		●
H. B. Price	●				ţ	●
K. J. Sicchitano	●	●				●	●
W. C. Steere, Jr.	●	ţ	●			●

(ţ = Chair       ● = Member)
Director Compensation
Directors’ Retainer and Attendance Fees. Effective upon the date of the Company’s 2006 Annual Meeting, the Annual Retainer for Non-Management Directors who serve on the Company’s Board of Directors will be increased from $170,000 to $225,000. As in the past, 50% of the retainer will be paid in shares of the Company’s common stock and 50% in cash. The retainer fee for Board service is paid in advance at the time of the 2006 Annual Meeting. A Non-Management Director who serves for only a portion of the year is paid a prorated retainer fee to reflect the period of such service.
Effective upon the date of the Company’s 2006 Annual Meeting, the annual cash fee payable to Non-Management
Directors who serve as Chairs of Board Committees will be increased from $10,000 to $25,000. The Company also pays an annual cash fee of $25,000 to the Company’s Lead Director. The Committee Chair and Lead Director retainer fees are paid in advance at the time of the 2006 Annual Meeting. The Company pays a $25,000 annual fee to the Non-Management Director who serves as the Chair of the Metropolitan Life Insurance Company Investment Committee, an increase from $10,000 in 2005. A Non-Management Director who serves for only a portion of the year would, in each case, be paid a prorated retainer fee to reflect the period of such service.

MetLife 2006 Proxy Statement

The Company reimburses Non-Management Directors for expenses they incur to attend the Company’s Board and Committee meetings, and, subject to availability, its corporate aircraft is sometimes used to transport Directors and their spouses or guests to and from these meetings and Company-sponsored events. If a spouse or guest accompanies a Director to a MetLife meeting or event, income would be imputed to the Director in accordance with IRS rules. In addition, the Company may, from time to time, provide courtesy tickets to sporting events, theatrical performances and other cultural events, and similar personal benefits to Directors and their spouses and guests, and, subject to availability, may provide limited office space for occasional use by Directors. As a former Chief Executive Officer of Metropolitan Life Insurance Company, Mr. Harry Kamen receives secretarial support and use of an office.
The MetLife, Inc. 2000 Directors Stock Plan. The MetLife, Inc. 2000 Directors Stock Plan (the “2000 Directors Stock Plan”), which was in effect until April 15, 2005 when it was replaced by the MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan described below, authorized the Company to pay up to 50% of the Company’s Non-Management Directors’ retainer and attendance fees in stock grants and pay all or part of the remainder of such fees in stock options. The plan provided that the exercise price of any stock option granted to the Company’s Non-Management Directors could not be less than the fair market value of a share of the Company’s common stock on the date the stock option was granted. No additional awards will be made under the 2000 Directors Stock Plan.
The MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan. The MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan, which was approved by the Company’s shareholders in 2004, authorizes the Governance Committee to grant awards in the form of stock options, share appreciation rights, restricted stock, restricted stock units, performance shares, and stock-based awards to the Company’s Non-Management Directors. The Plan provides that the exercise price of any stock option may be no less than the fair market value of a share of the Company’s common stock on the date the stock option is granted. No stock options, performance shares, restricted stock or restricted stock units have been awarded under the Plan; however, share awards with respect to the 50% stock component of the Annual Retainer paid to Non-Management Directors are being granted. See “Directors’ Retainer and Attendance Fees” above. The Board of Directors or the Governance Committee may terminate, modify or amend the Plan at any time, subject, in certain instances, to shareholder approval.
MetLife Fee Deferrals. A Non-Management Director may defer the receipt of all or part of his or her fees payable in cash or shares (and any imputed dividends on those shares) until a later date or until after he or she ceases to serve as a Director. From 2000 to 2004, such deferrals could be made under the terms of the 2000 Directors Stock Plan (share awards) or the MetLife Deferred Compensation Plan for Outside Directors (cash awards). Since 2005, any such deferrals are made under the terms of the MetLife Non-Management Director Deferred Compensation Plan, which was adopted in 2004 and amended in 2005, and is intended to comply with Internal Revenue Code Section 409A.
Directors’ Benefit Programs. Non-Management Directors who joined the Board on or after January 1, 2003 receive $200,000 of group life insurance. Non-Management Directors who joined the Board prior to January 1, 2003 are eligible to continue to receive $200,000 of individual life insurance coverage under policies then in existence, for which MetLife would pay the Directors a cash amount sufficient to cover the cost of premiums (ranging up to approximately $20,000). MetLife provides each Non-Management Director with business travel accident insurance coverage for travel on MetLife business. Non-Management Directors are also eligible to participate in MetLife’s Long Term Care Insurance Program on a fully contributory basis.
Charitable Gift Program. Non-Management Directors elected as Directors of Metropolitan Life Insurance Company prior to October 1, 1999

MetLife 2006 Proxy Statement

participate in a charitable gift program under which a participating Director may recommend one or more charitable or educational institutions to receive, in the aggregate, a $1 million contribution from Metropolitan Life Insurance Company in the name of that Director upon the Director’s death. For 2005, the Company paid $159,052 in premiums for insurance policies under the program.
Directors’ Retirement Policy. The retirement policy adopted by the Board of Directors provides that no Director may stand for election as a member of MetLife’s Board after he or she reaches the age of 72, and that a Director may continue to serve until the 2006 Annual Meeting coincident with or immediately following his or her 72nd birthday. The Board of Directors has waived the provisions of its retirement policy that would have required Mrs. Kaplan and Mr. Kamen to serve only until the Annual Meeting coincident with or immediately following her or his 72nd birthday. Accordingly, Mrs. Kaplan will serve as a Director until her term expires in 2008 and Mr. Kamen will serve as a Director until his term expires in 2007. In addition, no Director who is also an officer of MetLife may serve as a Director after he or she retires as an officer of MetLife or Metropolitan Life Insurance Company. In accordance with this policy, Mr. Benmosche, who is retiring from the Company, is not standing for election at the 2006 Annual Meeting and will step down as a Director when his term expires on April 25, 2006. In addition, each Director must offer to resign from the Board upon a change or discontinuance of his or her principal occupation or business responsibilities. The Director’s Retirement Policy is set forth in the Corporate Governance Guidelines attached as Appendix A to this Proxy Statement.
Codes of Conduct
Financial Management Code of Professional Conduct. The Company has adopted the MetLife Financial Management Code of Professional Conduct, a “code of ethics” as defined under the rules of the SEC, that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Corporate Controller and all professionals in finance and finance-related departments. The Financial Management Code of Professional Conduct is available on the Company’s website at http://www.metlife.com/corporategovernance. No amendments to, or waivers from a provision of, the Financial Management Code of Professional Conduct that apply to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Corporate Controller were entered into or made in 2005. However, the Company would post information about any such waivers or amendments on the Company’s website at the address given above.
Employee Code of Business Conduct and Ethics and Directors’ Code of Business Conduct and Ethics. The Company has adopted the Employee Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the executive officers of the Company, and the Directors’ Code of Business Conduct and Ethics, which is applicable to the Directors of the Company. Printable versions of the Employee Code and the Directors’ Code are available on the Company’s website at http://www.metlife.com/corporategovernance. Print copies may be obtained by writing to the Company at One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, NY 11101-4007, Attention: Corporate Secretary.

MetLife 2006 Proxy Statement

Audit Committee Report

This report is submitted by the Audit Committee of the MetLife Board of Directors (the “Committee”). No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.
The Committee, on behalf of the Board, is responsible for overseeing management’s conduct of MetLife’s financial reporting and internal control processes. For more information on the Audit Committee see the description of the Committee on page 15.
Management has the responsibility for the preparation of MetLife’s consolidated financial statements and the reporting process. The firm of Deloitte & Touche LLP (“Deloitte”), as MetLife’s independent auditor, is responsible for auditing MetLife’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).
Deloitte has discussed with the Committee those matters described in the PCAOB Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90, and Rule 2-07 of Regulation S-X promulgated by the SEC. Deloitte has also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 regarding Deloitte’s independence, and the Audit Committee has discussed with Deloitte its independence from MetLife.
During the course of 2004 and 2005, management completed the documentation, testing and evaluation of MetLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of Sarbanes-Oxley and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received updates provided by management and Deloitte at each regularly scheduled Committee meeting. The Committee also reviewed the report of management’s assessment of the effectiveness of internal control over financial reporting contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which has been filed with the Securities and Exchange Commission (the “2005 10-K”). The Committee also reviewed Deloitte’s Report regarding its audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting.
The Committee reviewed and discussed with management and with Deloitte MetLife’s audited consolidated financial statements for the periods ended December 31, 2005 (the “2005 audited consolidated financial statements”) and Deloitte’s Report of Independent Registered Public Accounting Firm dated February 28, 2006 (the “Deloitte Opinion”) regarding the 2005 audited consolidated financial statements, included in the 2005 10-K, which states that MetLife’s 2005 audited consolidated financial statements present fairly, in all material respects, the consolidated financial position of MetLife and its subsidiaries as of December 31, 2005 and 2004 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. In reliance upon the reviews and discussions with management and Deloitte described in this Audit Committee Report, and the Board of Directors’ receipt of the Deloitte Opinion, the Committee recommended to the

MetLife 2006 Proxy Statement
Board that MetLife’s 2005 audited consolidated
financial statements be included in the 2005 10-K.
Respectfully,
James R. Houghton, Chair
Burton A. Dole, Jr.
John M. Keane
Hugh B. Price
Kenton J. Sicchitano
William C. Steere, Jr.

MetLife 2006 Proxy Statement

Compensation Committee Report on Executive Compensation

This report on executive compensation is submitted by the Compensation Committee (the “Committee”) of MetLife’s Board of Directors. The Committee has oversight of MetLife’s total compensation program. No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act. The Committee evaluates the performance of the Chief Executive Officer and endorses, for approval by the Independent Directors, the total compensation of the Chief Executive Officer based on such evaluation. The Committee also reviews and recommends to the Board of Directors the total compensation of executive officers named in the “Summary Compensation Table” on page 29 (the “Named Executive Officers”). For more information on the Compensation Committee see the description of the Committee on pages 15-16.
The Committee has retained an independent executive compensation consultant who provides the Committee with an external perspective on executive compensation practices and attends meetings of the Committee when executive compensation items are discussed. Using tally sheets, the Committee reviews the total compensation of MetLife’s Chief Executive Officer and the other Named Executive Officers on a comprehensive basis, including their respective annual base salaries, annual bonuses, benefits, perquisites, long-term incentive compensation, including the current value of their vested and unvested stock options, grants under the Long Term Performance Compensation Plan and performance share grants, as well as the Company’s projected payout obligations under potential termination, retirement, severance and change of control scenarios.
Compensation Philosophy and Objectives
MetLife’s total compensation philosophy, as endorsed by the Compensation Committee, is designed to:

•	provide competitive total compensation opportunities that will attract, retain and motivate high-performing executives;

•	align the compensation plans to the Company’s business strategies;

•	reinforce the Company’s pay for performance culture by making a significant portion of compensation variable and based on company, business unit and individual performance; and

•	align the financial interests of the Company’s executives and its shareholders through stock-based incentives and by building executive ownership in the Company.
MetLife has a strong pay for performance philosophy, and to that end the total compensation program provides opportunities that are competitive within the insurance industry and the broader financial services industry. The Committee’s independent compensation consultant provides advice to the Committee about competitive compensation practices and trends in the marketplace. The Committee has selected a group of insurance and financial services companies against which MetLife’s executive compensation programs are benchmarked and generally positions its executive compensation opportunities within a range of the median to the third quartile of insurance and financial services companies. Some of these companies, but not all, are included in the S&P Indices which are reflected on the “Performance Graph,” on page 37.

MetLife 2006 Proxy Statement

Deductibility of Compensation
It is the Committee’s policy that all incentive compensation paid to MetLife’s executives be deductible for federal income tax purposes. This includes compliance with Internal Revenue Code Section 162(m), which limits deductible compensation paid to the Company’s Chief Executive Officer and four other highest-paid executives during a taxable year to $1,000,000 but excludes (among other items) incentive compensation paid on account of attainment of objective performance goals. The Committee may, on occasion, determine that it is appropriate to pay compensation that would not be deductible.
Compensation Components and Practices
Total compensation includes base salary and annual and long term incentive awards. A substantial portion of each executive’s total compensation is variable and will continue to be at risk based on Company, business unit and individual performance. As an executive’s responsibilities become more significant, a larger portion of total compensation will be at risk or variable based on performance. The compensation philosophy places less emphasis on base salary than on incentives and aims to reward executives through the payment of annual and long term incentive awards that are performance-driven.
Base Salary
Each year the Committee reviews the base salaries of the Named Executive Officers and, when warranted, makes recommendations regarding base salary changes to the Independent Directors regarding the Chief Executive Officer, and to the Board of Directors regarding the other Named Executive Officers, in the context of total compensation relative to their respective responsibilities and the competitive market. Likewise, other executive officers are paid base salaries that are intended to reflect their levels of responsibilities and competitive market conditions within a total compensation context.
Annual Incentive Program
The objectives of the MetLife Annual Variable Incentive Plan (the “AVIP”) are to:

•	provide competitive opportunities commensurate with Company performance;

•	align total annual incentive pay with the Company’s annual business results; and

•	make a significant portion of total compensation variable based upon Company, business unit and individual performance.
Prior to the beginning of each calendar year, the Committee approves the formula of performance measures and goals of the AVIP that are based on the Company’s business plan. Goals, such as operating earnings and return on equity, are used as a basis for determining the maximum value of all awards that will be available for distribution. The actual value of all awards approved by the Committee is allocated among the various business units based on each unit’s performance compared with the objectives set for it at the beginning of the performance period and overall Company results.
In all AVIP award determinations, including those for the Named Executive Officers, individual performance, compared with established objectives and relative contributions among the AVIP participants, is a key factor in the determination of the individual’s actual incentive award. Paying for performance has produced significant AVIP award differentiation based on an individual’s performance and relative contribution. The Committee recommends individual incentive awards for executive officers, including the Named Executive Officers other than the Chief Executive Officer, to the Board of Directors for approval, and endorses for the approval of the Independent Directors the incentive award for the Chief Executive Officer. Each of the Named Executive Officers participates in the AVIP. The maximum annual awards that may be paid to officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act will be determined in a manner designed to meet the requirements for

MetLife 2006 Proxy Statement

performance-based compensation under Section 162(m) of the Internal Revenue Code.
Long Term Incentive Program
Long term incentive awards assist the Company in focusing efforts of the executives on increasing total shareholder value and attaining, over a number of years, other performance goals which are integral to the Company’s continued success.
The objectives of the long term incentive program are to:

•	align executives’ and shareholders’ interests;

•	foster and promote the long term financial success of the Company;

•	encourage executives to take a long term strategic perspective and reward performance accordingly; and

•	attract and retain key executives who have a long term business perspective.
Long term incentive awards for executives, including those of the Named Executive Officers other than the Chief Executive Officer, are recommended by the Committee to the Board of Directors, and long term incentive awards for the Chief Executive Officer are endorsed by the Committee for the approval of the Independent Directors in the context of total compensation.
Long Term Performance Compensation Plan
Final grants under the Long Term Performance Compensation Plan (the “Long Term Plan”) were made to the Named Executive Officers in 2004. Beginning in 2005, no additional grants were made under the Long Term Plan. The Long Term Plan covers three-year performance periods, the last of which will end in 2007 (each, a “performance period”). The Committee approved the incentive opportunity targets for each Long Term Plan participant, including the Named Executive Officers, for each performance period. The Committee may approve a higher or lower incentive opportunity for a particular individual based on his or her potential impact on the Company’s long-term business results.
The Committee has determined that the best measurement for determining Company performance for purposes of Long Term Plan grants is the change (plus or minus) in the closing price of a share of the Company’s common stock from the first day of the performance period through the last day of the performance period plus the value of dividends actually paid on a reinvested basis (“total shareholder return”). The Committee and the Board of Directors may choose to exercise discretion under the Long Term Plan to approve a final award reflecting between 90% and 110% of the product of each individual’s incentive opportunity multiplied by the total shareholder return on the Company’s common stock during the performance period. Except for an award to the Chief Executive Officer, whose award is endorsed by the Compensation Committee and approved by the Independent Directors, no award will become payable, including those of the Named Executive Officers, unless it is approved by a vote of the Board of Directors. Awards may be paid, in whole or in part, in shares of the Company’s common stock at the discretion of the Board of Directors. Each of the Named Executive Officers participates in the Long Term Plan.
For the performance period ending March 31, 2006, the Committee and the Board have approved a final award reflecting 100% of each eligible individual’s incentive opportunity multiplied by total shareholder return on the Company’s common stock during the performance period. The Committee and the Board have also determined to make payment of 75% of each award in the form of Company common stock and 25% of each award in the form of cash.
MetLife, Inc. 2000 Stock Incentive Plan
Prior to April 2005, executives of the Company and other management employees of certain subsidiaries, including each of the Named Executive Officers, were granted stock options under the MetLife, Inc. 2000 Stock Incentive Plan (the “2000 Stock Plan”), in amounts determined on an individual basis by the Committee to reflect the responsibilities and performance of the participants and to motivate superior

MetLife 2006 Proxy Statement

performance. The 2000 Stock Plan provided that the exercise price of any stock option could not be less than the fair market value of a share of the Company’s common stock on the date the stock option was granted. No additional awards to the Named Executive Officers will be made under the 2000 Stock Plan.
MetLife, Inc. 2005 Stock and Incentive Compensation Plan
In 2004, the shareholders of the Company approved the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (the “2005 Stock Plan”). Under the 2005 Stock Plan, which became effective on April 15, 2005, the Compensation Committee is authorized to recommend for Board approval grants of various kinds of equity- and cash-based awards, including stock options, performance shares and restricted stock units to the Company’s executive officers and others. The 2005 Stock Plan provides that the exercise price of any stock option may be no less than the fair market value of a share of the Company’s common stock on the date the stock option is granted.
In 2005, the Committee awarded performance shares and stock options to executives of the Company and other management employees of certain subsidiaries, including each of the Named Executive Officers, in amounts determined on an individual basis by the Committee to reflect the responsibilities and performance of the participants and to motivate superior performance. While the ultimate value of stock options depends on increases in the price of the Company’s common stock, performance shares are designed to deliver compensation that is also based on the Company’s performance on key strategic measures relative to its competitors in the Standard & Poor’s Insurance Index with regard to a three-year performance period.
For additional information about stock options and performance shares, see the chart entitled “Option Grants in Last Fiscal Year” on page 31 and the chart entitled “Long Term Incentive Plan Awards in Last Fiscal Year” on page 30.

Building Equity Ownership
The Company has established stock ownership guidelines for its executives, including the Named Executive Officers. Shares acquired by exercise of stock options, through the Long Term Plan share awards, in the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (the “Savings and Investment Plan”), or on the open market or held by immediate family members or in trust, and deferred shares and deferred share equivalents tracked in the MetLife Deferred Compensation Plan for Officers, the MetLife Leadership Deferred Compensation Plan or the Metropolitan Life Auxiliary Savings and Investment Plan (the “Auxiliary Savings and Investment Plan”), count toward satisfaction of these requirements. There is no compulsory time frame for accumulating the minimum ownership requirement. Each active officer (or other associate of equivalent grade) is expected to retain stock acquired through the exercise of stock options or from long term incentive plan awards until the officer meets the applicable stock ownership requirement.
As of December 31, 2005, the ownership of the Named Executive Officers is as follows:

Name	Ownership Guidelines	Ownership

Mr. Benmosche	7 times base salary	10.4 times base salary
Mr. Henrikson	4 times base salary	5.2 times base salary
Ms. Weber	4 times base salary	3.6 times base salary
Mr. Toppeta	4 times base salary	5.0 times base salary
Mr. Wheeler	2 times base salary	2.2 times base salary

MetLife 2006 Proxy Statement

CEO Compensation
Mr. Benmosche was the CEO for all of 2005. His total compensation for 2005, which is detailed in the “Summary Compensation Table” on page 29, includes a base salary of $1,100,000, an annual incentive award under the AVIP of $6,250,000 for 2005 (which includes a Special Incentive Opportunity of $1,250,000 above what the Committee otherwise might have awarded to Mr. Benmosche, in consideration of completing the integration of the Travelers Life and Annuity Businesses that the Company acquired from Citigroup (the “Travelers Integration”) by November 1, 2005), and an estimated Long Term Plan Award of $8,795,898 for the April 1, 2003 to March 31, 2006 performance period (see footnote 4 to the “Summary Compensation Table” on page 29). Mr. Benmosche’s base salary of $1,100,000 has been at that level since March 2002.
In 2005, Mr. Benmosche also received stock options to acquire 400,000 shares and 127,500 performance shares for the January 1, 2005 to December 31, 2007 performance period.
In determining Mr. Benmosche’s compensation for 2005, the Committee weighed his accomplishments against his goals for the year while also taking into consideration the effectiveness of his leadership and its impact on the MetLife enterprise. Mr. Benmosche achieved all his goals in 2005. As a result of his strategic leadership, the Company’s 2005 financial and operating results exceeded its goals in all categories, often at record levels. In addition, the Company achieved its aggressive goals with respect to the Travelers Integration. In 2005, the Company’s top-line growth continued to be enhanced through the introduction of innovative insurance products; the Company also continued to grow its sales force, while achieving record retention rates; and the Company continued the substantial and profitable growth of its international operations, all of which actions and initiatives were reflected as part of Mr. Benmosche’s objectives for 2005. At the same time, the Company maintained its standards of ethical conduct across its lines of business and its reputation for integrity.
Non-Competition/ Non-Solicitation Agreement
Mr. Benmosche will retire from the Company effective July 1, 2006. In connection with his retirement, the Company has entered into an agreement with Mr. Benmosche to assure that, for a reasonable period following his retirement, he may not engage in activities on behalf of certain competitors, solicit employees or interfere with the Company’s business relationships. Under this agreement, Mr. Benmosche has agreed not to provide services to, or otherwise become associated with, in any active fashion, whether as an officer, consultant, agent, partner or otherwise, a number of the Company’s principal competitors or their affiliates or subsidiaries (the “Restricted Competitors”) for an 18 month period following his retirement (that is, until December 31, 2007). Mr. Benmosche has also agreed that, during that same restricted period, he will not solicit for employment or otherwise induce any of the Company’s officers or other employees to leave MetLife’s employ, or hire any such person or any person who had been in MetLife’s employ as of Mr. Benmosche’s retirement date or during the six-month period preceding Mr. Benmosche’s retirement date. Additionally, under the agreement, during the restricted period, Mr. Benmosche agrees not to solicit any of the Company’s customers, suppliers, vendors or other business relations on behalf of any Restricted Competitor, or to otherwise encourage any such person to cease doing business with MetLife, or to otherwise limit the extent of its business relationships with the Company.
In consideration of, and subject to Mr. Benmosche’s compliance with, these commitments and the other terms of the agreement, commencing January 1, 2010, the Company will pay Mr. Benmosche, or his designated beneficiary, a monthly benefit for a period of 20 years. These future payments have an approximate present value of $6 million. As part of the agreement, Mr. Benmosche also has reaffirmed the commitments previously made under the Company’s Agreement to Protect Corporate Property and, subject to standard exceptions (such as for judicial process), made commitments not to use or disclose, directly or indirectly, any privileged, confidential or proprietary business

MetLife 2006 Proxy Statement

information to MetLife’s clients or business partners. The agreement also contains provisions recognizing the Company’s right to enforce these covenants, including through the issuance of injunctive relief, and a standard general release of all claims against MetLife in connection with his employment.
Other Compensation and Benefit Programs
The Named Executive Officers also participate in a broad-based employee benefits program that includes a pension program, a savings and investment program, group health and disability coverage, group life insurance, and other benefit plans. Further details on the retirement program are provided on pages 32 through 34.
The Company’s executive officers, including each Named Executive Officer, have an opportunity to defer a portion of their compensation payable on or after January 1, 2005 under the MetLife Leadership Deferred Compensation Plan, which is intended to comply with Internal Revenue Code Section 409A. Under that plan, returns are credited to participants’ deferred compensation accounts at market and non-preferential rates based on simulated investments.
The Named Executive Officers are also parties to other employment-related agreements as described under the heading “Executive Compensation — Employment-Related Agreements” beginning on page 34 of this Proxy Statement.

Respectfully,
William C. Steere, Jr., Chair
Cheryl W. Grisé
James R. Houghton
James M. Kilts
Charles M. Leighton
Kenton J. Sicchitano

MetLife 2006 Proxy Statement

Executive Compensation

The following table sets forth compensation information for the Company’s Chief Executive Officer and the next four most highly compensated executive officers (together, the “Named Executive Officers”).
Summary Compensation Table

						LONG TERM
	ANNUAL COMPENSATION					COMPENSATION
						Awards
						Securities	Payouts
					Other Annual	Underlying	LTIP		All Other
		Salary	Bonus		Compensation	Options	Payouts		Compensation
Name and Principal Position	Year	($)	($)		($)(2)	(#)(3)	($)		($)

Robert H. Benmosche,	2005	$1,100,000	$6,250,000	(1)	$230,383	400,000	$8,795,898	(4)	$196,000	(5)
Chairman of the Board	2004	$1,100,000	$3,800,000		$54,056	415,000	$3,820,629		$180,000
and Chief Executive Officer	2003	$1,100,000	$3,400,000		$78,302	450,000	$2,910,185		$185,185

C. Robert Henrikson,	2005	$683,334	$2,875,000	(1)	—	90,000	$1,856,912	(4)	$83,333	(5)
President and	2004	$600,000	$1,400,000		—	90,000	$764,126		$67,000
Chief Operating Officer	2003	$600,000	$1,075,000		—	115,000	$970,062		$68,646

Lisa M. Weber,	2005	$541,667	$1,750,000	(1)	—	55,000	$1,465,983	(4)	$62,489	(5)
President,	2004	$491,667	$985,000		—	70,000	$573,094		$55,979
Individual Business	2003	$450,000	$875,000		—	80,000	$545,660		$804,831

William J. Toppeta,	2005	$541,667	$1,250,000	(1)	—	55,000	$1,465,983	(4)	$54,667	(5)
President,	2004	$500,000	$825,000		—	65,000	$636,772		$50,000
International	2003	$500,000	$750,000		—	80,000	$848,804		$48,538

William J. Wheeler,	2005	$395,833	$1,375,000	(1)	—	35,000	$517,981	(4)	$44,821	(5)
Executive Vice President and	2004	$375,000	$700,000		—	40,000	$210,135		$27,000
Chief Financial Officer	2003	$349,856	$300,000		—	28,500	$257,066		$1,193

(1)	Includes incentive awards pursuant to the AVIP based on 2005 performance (which include a special incentive opportunity of 25% above what the Compensation Committee otherwise might have awarded, in consideration of completing the Travelers Integration by November 1, 2005), which were paid in the first quarter of 2006.

(2)	The Named Executive Officers were provided some or all of the following perquisites or personal benefits in 2005: commuting or other personal use of the Company’s automobiles, use of the Company’s aircraft for personal travel, travel and meals for family members accompanying executives on business trips, corporate travel agency service charges for personal travel and financial counseling. Mr. Benmosche’s figures include amounts representing the approximate incremental cost to MetLife for personal use by Mr. Benmosche of the corporate aircraft as follows: during 2005: $228,820; during 2004: $53,700; and during 2003: $78,000. The incremental cost of perquisites and personal benefits provided to each of the Named Executive Officers other than Mr. Benmosche is not reported in the table because in each case it did not, in the aggregate, equal or exceed the lesser of $50,000 or 10% of the executive’s total salary and bonus. The incremental cost of perquisites and other personal benefits reflects variable costs incurred by the Company to provide the benefit to the executive.

(3)	Securities underlying options consist of common shares of MetLife. Specific information regarding stock option grants is provided in the table entitled “Option Grants in Last Fiscal Year” set forth on page 31.

(4)	The amounts for 2005 do not reflect actual payouts for the Long Term Plan performance period of April 1, 2003 to March 31, 2006. On February 28, 2006, the Board of Directors determined to

MetLife 2006 Proxy Statement

calculate each executive’s payout based on the executive’s opportunity multiplied by total shareholder return during the performance period. The amounts for 2005 reflect what the Named Executive Officers’ payouts would have been if the performance period that began on April 1, 2003 had ended as of February 28, 2006. If the performance period had ended as of that date, total shareholder return would have been 95.46%, based on a stock price of $26.38 at the start of the period on April 1, 2003 and a closing price of $50.12 on February 28, 2006, and including dividends on a reinvested basis. Payment of the awards to the Named Executive Officers will be made after April 1, 2006 and 75% of the award will be payable in the form of MetLife common stock and 25% of the award will be payable in cash. The actual payout amounts, based on final total shareholder return calculated as of the end of the performance period on March 31, 2006, will be reported, as applicable, in the 2007 Proxy Statement.

(5)	Includes: (i) employer contributions to the Savings and Investment Plan of $8,400 for each of the Named Executive Officers, and (ii) employer contributions to, or, with respect to, the Auxiliary Savings and Investment Plan, as follows: Mr. Benmosche: $187,600; Mr. Henrikson: $74,933; Ms. Weber: $52,667; Mr. Toppeta: $46,267; and Mr. Wheeler: $35,433. The amounts noted for Ms. Weber and Mr. Wheeler also include $1,422 and $988, respectively, for the cost of group life insurance coverage provided in an amount above the standard program formula.
Long Term Incentive Plan Awards in Last Fiscal Year

	Number of		Estimated Future Payouts Under
	Shares, Units,		Non-Stock Price-Based Plans
	or Other	Performance or Other Period	Threshold	Target	Maximum
Name	Rights(1)	Until Maturation or Payout	(#)	(#)	(#)

Robert H. Benmosche	127,500	January 1, 2005 - December 31, 2007	0	127,500	255,000

C. Robert Henrikson	30,000	January 1, 2005 - December 31, 2007	0	30,000	60,000

Lisa M. Weber	25,000	January 1, 2005 - December 31, 2007	0	25,000	50,000

William J. Toppeta	25,000	January 1, 2005 - December 31, 2007	0	25,000	50,000

William J. Wheeler	18,000	January 1, 2005 -December 31, 2007	0	18,000	36,000

(1)	These performance shares were awarded under the MetLife, Inc. 2005 Stock and Incentive Compensation Plan. Under the award agreements that apply to these awards, shares of MetLife common stock are payable to eligible award recipients following the conclusion of the performance period. The number of shares payable at the end of the performance period is determined by multiplying the number of performance shares by a performance factor (from 0% to 200%) based on the performance of the Company in (i) change in net operating earnings per share, and (ii) proportionate total shareholder return (as defined in the agreement governing the performance share awards), as a percentile of the performance of other companies in the Standard & Poor’s Insurance Index with regard to the performance period.

MetLife 2006 Proxy Statement
Option Grants in Last Fiscal Year

	Individual Grants
	Number of
	Securities	Percent of Total			Potential Realizable Value at
	Underlying	Options			Assumed Annual Rates of
	Options	Granted to	Exercise or		Stock Price Appreciation
	Granted	Employees in	Base Price	Expiration	for Option Term(3)
Name	(#)(1)	Fiscal Year	($/Sh)(2)	Date	5%($)	10%($)

Robert H. Benmosche	400,000	9.26%	$38.47	4/14/15	$9,677,431	$24,524,509

C. Robert Henrikson	90,000	2.08	38.47	4/14/15	2,177,422	5,518,015

Lisa M. Weber	55,000	1.27	38.47	4/14/15	1,330,647	3,372,120

William J. Toppeta	55,000	1.27	38.47	4/14/15	1,330,647	3,372,120

William J. Wheeler	35,000	0.81	38.47	4/14/15	846,775	2,145,895

(1)	These options will normally become exercisable at the rate of 33 1/3% per year on each of the first three anniversaries of their date of grant beginning on April 15, 2006.

(2)	The exercise price of the options granted is equal to the fair market value of a share of MetLife common stock on the date of grant.

(3)	These amounts, based on assumed appreciation rates of 5% and 10% as prescribed by SEC rules, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			No. of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-The-Money Options
	Shares Acquired	Value	Fiscal Year-End (#)		at Fiscal Year-End ($)
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert H. Benmosche	—	$—	1,285,934	826,666	$24,737,489	$11,463,391

C. Robert Henrikson	—	—	327,468	188,332	$6,325,804	$2,653,736

Lisa M. Weber	—	—	231,643	128,332	$4,455,565	$1,833,659

William J. Toppeta	—	—	256,851	124,999	$4,944,629	$1,787,863

William J. Wheeler	—	—	89,709	71,166	$1,697,923	$953,441

MetLife 2006 Proxy Statement

Retirement Plan Information
Pension benefits for employees on the United States payroll are provided under the Metropolitan Life Retirement Plan for United States Employees (the “Retirement Plan”). The Retirement Plan is a tax-qualified defined benefit pension plan, in which the amount of an employee’s pension is calculated using historical compensation and other information rather than the market value of the plan’s assets. The Company calculates a retiree’s defined benefits under the plan under either one or a combination of two different types of formulas. Employees hired or rehired during or after 2002 accrue benefits for post-2002 services under the “Personal Retirement Account Formula,” under which the Company considers length of service, total eligible compensation and specified interest rates in determining the amount of the benefit. The Company determines defined benefit amounts based on service before 2003 using a “Traditional Formula,” which takes into account final average compensation and years of service. Employees hired before 2002 will receive pensions based on the Traditional Formula for service through 2002. Before the beginning of 2003, each of these employees who remained actively employed throughout 2002 made an election to use either the Personal Retirement Account Formula or the Traditional Formula for service during 2003 and afterward.
The Internal Revenue Code imposes limitations on the benefits that the Company can pay under the Retirement Plan. The Company also sponsors the MetLife Auxiliary Pension Plan (the “Auxiliary Plan”) to provide benefits which eligible employees would have received under the Retirement Plan if these limitations did not apply. The Auxiliary Plan is a non-qualified deferred compensation plan that is unfunded. Obligations under the Auxiliary Plan are generally calculated the same way as they are under the Retirement Plan.
The Company’s payment obligations under the Retirement Plan and the Auxiliary Plan are not reduced to reflect a participant’s social security benefits or other offset amounts, but are integrated with social security benefits to produce a consistent level of benefits in relation to eligible compensation. Participants may choose joint and survivor annuity, life annuity with term certain, contingent annuity, or first-to-die annuity payout of their benefits under either formula. Participants may choose a lump sum payout of their benefits under the Personal Retirement Account Formula. Participants at the level generally equivalent to Senior Vice-President or higher may also select, subject to the approval of the Compensation Committee or its designee, the timing and frequency of the Traditional Formula benefit payment under the Auxiliary Plan, including a lump sum payment.
The retirement benefits of Mr. Benmosche, Mr. Henrikson and Mr. Toppeta are determined under the Traditional Formula. Ms. Weber’s and Mr. Wheeler’s retirement benefits are determined by the Traditional Formula with regard to service prior to January 1, 2003 and, reflecting their choices, the Personal Retirement Account Formula with regard to service from and after January 1, 2003.

MetLife 2006 Proxy Statement
Traditional Formula
The following table shows the estimated Traditional Formula retirement benefits payable at normal retirement age (generally 65) to a person retiring with the indicated final average pay and years of credited service on a 30% joint and survivor basis, if married, and on a life annuity basis with a five year term certain, if single. The figures reflect an individual’s combined benefit under the Retirement Plan and the Auxiliary Plan.
Estimated Annual Benefits at Retirement With Indicated Credited Years of Service

Final
Average Pay	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

$500,000	$41,000	$82,100	$123,100	$164,100	$205,200	$246,200	$287,200	$299,700
750,000	62,300	124,600	186,900	249,100	311,400	373,700	436,000	454,700
1,000,000	83,500	167,100	250,600	334,100	417,700	501,200	584,700	609,700
1,250,000	104,800	209,600	314,400	419,100	523,900	628,700	733,500	764,700
1,500,000	126,000	252,100	378,100	504,100	630,200	756,200	882,200	919,700
1,750,000	147,300	294,600	441,900	589,100	736,400	883,700	1,031,000	1,074,700
2,000,000	168,500	337,100	505,600	674,100	842,700	1,011,200	1,179,700	1,229,700
2,250,000	189,800	379,600	569,400	759,100	948,900	1,138,700	1,328,500	1,384,700
2,500,000	211,000	422,100	633,100	844,100	1,055,200	1,266,200	1,477,200	1,539,700
2,750,000	232,300	464,600	696,900	929,100	1,161,400	1,393,700	1,626,000	1,694,700
3,000,000	253,500	507,100	760,600	1,014,100	1,267,700	1,521,200	1,774,700	1,849,700
3,250,000	274,800	549,600	824,400	1,099,100	1,373,900	1,648,700	1,923,500	2,004,700
3,500,000	296,000	592,100	888,100	1,184,100	1,480,200	1,776,200	2,072,200	2,159,700
3,750,000	317,300	634,600	951,900	1,269,100	1,586,400	1,903,700	2,221,000	2,314,700
4,000,000	338,500	677,100	1,015,600	1,354,100	1,692,700	2,031,200	2,369,700	2,469,700
4,250,000	359,800	719,600	1,079,400	1,439,100	1,798,900	2,158,700	2,518,500	2,624,700
4,500,000	381,000	762,100	1,143,100	1,524,100	1,905,200	2,286,200	2,667,200	2,779,700
4,750,000	402,300	804,600	1,206,900	1,609,100	2,011,400	2,413,700	2,816,000	2,934,700
5,000,000	423,500	847,100	1,270,600	1,694,100	2,117,700	2,541,200	2,964,700	3,089,700
5,250,000	444,800	889,600	1,334,400	1,779,100	2,223,900	2,668,700	3,113,500	3,244,700
5,500,000	466,000	932,100	1,398,100	1,864,100	2,330,200	2,796,200	3,262,200	3,399,700
5,750,000	487,300	974,600	1,461,900	1,949,100	2,436,400	2,923,700	3,411,000	3,554,700
6,000,000	508,500	1,017,100	1,525,600	2,034,100	2,542,700	3,051,200	3,559,700	3,709,700

To calculate a benefit using the Traditional Formula, the Company uses an employee’s “final average compensation,” “covered compensation” and “credited years of service” as those terms are defined in the Retirement Plan. “Covered compensation” is the participant’s average Social Security wage base for a 35-year period ending the year a participant reaches his or her Social Security retirement age, or, if the participant retires before that age, for the 35-year period ending on the year of retirement. The annual benefit equals, generally, the number of credited years of service multiplied by a given percentage of “covered compensation,” plus the number of years of credited service multiplied by a different given percentage of “final average compensation” to the extent it is in excess of the “covered compensation,” all as specified in the Retirement Plan. Participants who served more than 35 years also receive a percentage of “final average compensation” multiplied by years of “credited service” in excess of 35 years.
The Company calculates “final average compensation” differently for participants at the level equivalent to Senior Vice President or higher. For participants below the level of Senior Vice President, the Company looks back ten years before retirement or separation, and determines the consecutive 60-month period during which compensation including base salary and annual variable incentive compensation was the highest, and calculates the average annual figure, which equals the “final average compensation.” The 60-month period need not coincide with calendar years. For the Senior Vice President and above category, the Company also looks back ten years to find the five-year period during which compensation, including base salary but excluding

MetLife 2006 Proxy Statement

payments under the AVIP, was the highest, and finds an average annual base compensation. Then it takes the five highest AVIP payments for the retiree during the same ten years prior to retirement, and finds another annual average (average annual AVIP). If an AVIP award is to be made beyond the end of service for the final year or partial year of service and the award amount is not yet known, a projected final AVIP award will be taken into consideration when calculating the average annual AVIP. The sum of the average annual base compensation and average annual AVIP equals the final average compensation. The type of compensation included in annual base compensation is generally the same as the compensation in the “salary” column of the “Summary Compensation Table” on page 29, and the AVIP payment is generally the same as the compensation reflected in the “bonus” column of the Summary Compensation Table.
At December 31, 2005, the estimated “final average compensation” for purposes of the Traditional Formula would have been $4,656,667 for Mr. Benmosche, $1,774,167 for Mr. Henrikson and $1,258,500 for Mr. Toppeta. The estimated years of credited service for purposes of the Traditional Formula as of such date would have been 10 years for Mr. Benmosche, 33 years for Mr. Henrikson and 32 years for Mr. Toppeta.
Personal Retirement Account Formula
Personal Retirement Account Formula retirement benefits are determined by crediting each eligible associate at the end of each month in which the associate is employed by certain Company affiliates an amount equal to 5% of eligible pay up to the annual social security wage base, and 10% of eligible pay over the annual social security wage base, plus interest on the accrued balance at a rate determined annually based on the 30-year bond rate promulgated by the Internal Revenue Service (for 2005, the annual interest rate was 4.89%).
At December 31, 2005, Ms. Weber’s estimated annual benefit at normal retirement age, determined by the total retirement benefits under the Traditional Formula, for service prior to 2003, and the Personal Retirement Account Formula, for service during and after 2003, would have been $187,700 based on a life annuity with a five year term certain (the form of payment used in the formula for benefits applicable to Ms. Weber under the plans). At December 31, 2005, Mr. Wheeler’s estimated annual benefit at normal retirement age, determined by the total retirement benefits under the Traditional Formula, for service prior to 2003, and the Personal Retirement Account Formula, for service during and after 2003, would have been $101,600 based on a 30% contingent survivor annuity (the form of payment used in the formula for benefits applicable to Mr. Wheeler under the plans).
Employment-Related Agreements
Employment Continuation Agreements. The Company has entered into employment continuation agreements with each of the Named Executive Officers and some of its other key executives. Each agreement provides that, if a change of control of the Company occurs, as defined in the agreements, the executive’s employment would continue for a period of three years and be governed by the agreement during that time. If the executive’s terms and conditions of employment during that three-year period do not satisfy specified standards regarding base pay, incentive compensation, benefits, and other terms, the executive may terminate employment and receive termination benefits, including up to three years continuation of existing benefits, additional service credit for pension benefits for up to three years or until the executive’s sixty-fifth birthday (whichever comes first), and a lump-sum severance payment equal to three times the sum of the executive’s current base salary and average annual bonus award over the preceding three years. The same termination benefits would be due if the Company terminates the executive’s employment during the three-year period without cause. As defined in the agreements, cause includes conviction of a felony, misconduct causing material harm to the Company, and similar conduct. The agreements also provide that the executive would be made whole for any excise taxes due as a result of payments exceeding the change of control excise tax threshold.
Mr. Benmosche may also voluntarily terminate employment during a thirty-day period beginning six months after a change of control and receive the termination benefits discussed in the prior

MetLife 2006 Proxy Statement

paragraph; however, as described above, Mr. Benmosche will retire from the Company effective July 1, 2006. In connection with his retirement, the Company has entered into a Non-Competition/ Non-Solicitation Agreement with Mr. Benmosche. See “Compensation Committee Report on Executive Compensation — Non-Competition/ Non-Solicitation Agreement” on page 27 for a description of this agreement.
Transition Assistance Plan. The Named Executive Officers are eligible to participate in the MetLife Plan for Transition Assistance for Officers, which provides benefits upon termination due to job elimination or, under certain circumstances, poor performance. The plan provides for outplacement services and severance payments. Participants also receive the vesting of pension benefits and savings and investment program account balances, additional age and service credit for pension and benefits purposes, limited continuation of medical benefits at active employee premium rates and limited continuation of life insurance coverage. Participants meeting age and service requirements also receive retirement medical benefits. Some provisions of the plan that go into effect upon a change of control, as defined in the plan, do not apply to the Named Executive Officers because of their employment continuation agreements.
2000 Stock Plan and Stock Option Agreement. The Company has awarded stock options under the 2000 Stock Plan to each of the Named Executive Officers, who have executed agreements concerning such options. All such agreements provide that if the executive is terminated for cause, as defined in the 2000 Stock Plan, the options will be forfeited, and that if the executive is terminated in a sale, divestiture, or similar transaction involving a business unit or segment designated for this purpose by the Compensation Committee, the options will become exercisable as originally scheduled and remain exercisable until three years after the date the executive is terminated, or earlier if they expire.
All of these agreements also provide that in the event of a change of control, as defined in the 2000 Stock Plan, all options covered by the agreements will become fully exercisable unless the Compensation Committee determines that the options will be honored or replaced with new rights or that a cash payment will be made to the executive based on the change of control price.
The agreements regarding grants under the 2000 Stock Plan on or after February 8, 2002 provide that the options continue to be exercisable for the full term of the option if the executive dies while employed, retires or qualifies for long-term disability (unless the executive is later terminated for cause). Agreements regarding grants under the 2000 Stock Plan before February 8, 2002 generally provided that the maximum amount of time that the options would be exercisable after these events would be the earlier of three years from the event or the expiration of the term of the option.
All the agreements under the 2000 Stock Plan provide that, if the executive’s employment terminates for any other reason, any currently exercisable options may be exercised for thirty days from the date of termination, unless the term of the option expires earlier.
2005 Stock and Incentive Plan, Stock Option Agreements and Performance Share Agreements. Each of the Named Executive Officers has been awarded stock options and performance shares under the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (the “2005 Stock Plan”), and has entered into agreements concerning those awards.
All stock option agreements with the Named Executive Officers under the 2005 Stock Plan provide that if the executive is terminated for cause, as defined in the 2005 Stock Plan, the options will be forfeited. The agreements also provide that in the event of a change of control, as defined in the 2005 Stock Plan, all options covered by the agreements will become fully exercisable and remain so for at least one year, unless the executive is terminated for cause. However, the Compensation Committee may instead determine that the options will be honored or replaced with new rights or that a cash payment will be made to the executive based on the change of control price. The agreements provide that the options continue to be exercisable for the full term of the option if the executive dies while employed, retires, is terminated with bridge eligibility for retirement medical benefits, or qualifies for long-term disability (unless the executive is later

MetLife 2006 Proxy Statement

terminated for cause). If the executive’s employment terminates for any other reason, any currently exercisable options will be exercised for thirty days from the date of termination, unless the term of the option expires earlier.
All performance share agreements with the Named Executive Officers under the 2005 Stock Plan provide that if the executive is terminated for cause, the performance shares will be forfeited. The agreements provide that in the event of a change of control, the performance shares will be payable in cash based on the change of control price unless the Compensation Committee has instead determined that the performance shares will be honored or replaced with new rights. The agreements also provide that the performance shares will remain payable in their final form at the conclusion of the performance period if the executive retires, is terminated with bridge eligibility for retirement medical benefits, or qualifies for long-term disability (unless the executive is later terminated for cause). If the executive dies while employed, the performance shares will be paid in shares of MetLife common stock, or in cash based on the closing price of Company common stock on the date of death if so determined by the Compensation Committee. If the executive’s employment terminates for any other reason, the performance shares will be forfeited.
Long Term Plan. Under the Long Term Plan, after a change of control, as defined in the plan, outstanding opportunities are to be paid in cash reflecting the total shareholder return through the date of the change of control unless the Compensation Committee determines that new rights will be substituted. An executive remains eligible for an award at the conclusion of the performance period if the executive retires, is terminated with bridge eligibility for retirement medical benefits, or qualifies for long-term disability. If the executive dies while employed, an award reflecting the total shareholder return through the date of death will be paid in shares of Company common stock, or in cash based on the closing price of Company common stock on the date of death if so determined by the Compensation Committee. If the executive’s employment terminates for any other reason, the executive is entitled to no award based on outstanding opportunities. Each of the Named Executive Officers participates in the Long Term Plan.
Auxiliary Savings and Investment Plan. Under the Auxiliary Savings and Investment Plan, upon a change of control, as defined in the plan, accrued auxiliary and qualified benefits will vest if the participant remains employed through the vesting period in effect before the change of control. The benefits also vest if a participant is involuntarily terminated without cause or voluntarily terminates employment for good reason (each as defined in the plan) within two years after the change of control. A participant may elect in advance to have benefits paid in cash in the event that his or her employment terminates without cause or for good reason within two years after a change of control. Each of the Named Executive Officers participates in the Auxiliary Savings and Investment Plan.
Auxiliary Pension Plan. Under the Auxiliary Pension Plan, upon a change of control, as defined in the plan, accrued auxiliary and qualified benefits vest if the participant remains employed through the vesting period in effect before the change of control. These benefits also vest if the participant is involuntarily terminated without cause or voluntarily terminates employment for good reason (each as defined in the plan) within two years after the change of control. Each of the Named Executive Officers participates in this plan.
Deferred Compensation Plans. The MetLife Deferred Compensation Plan for Officers, in which each Named Executive Officer participates, provides that participants will be given the opportunity to elect in advance to have their benefits paid in cash in the event that their employment terminates within two years after a change of control, as defined in the plan. In addition, under that plan and other deferred compensation plans in which the Named Executive Officers participate, the retirement or other termination of a Named Executive Officer’s employment may trigger the payment of benefits under the plan, depending on the individual’s previous choice of payment date.

MetLife 2006 Proxy Statement

Performance Graph

The following graph compares the cumulative shareholder return on MetLife common stock with the cumulative total return on the Standard & Poor’s 500 Stock Index, the Standard & Poor’s 500 Insurance Index, and the Standard & Poor’s Financial Index. The graph assumes that $100 was invested on December 31, 2000 in MetLife common stock and each of the indices described, and that all dividends were reinvested.

Source: Georgeson Shareholder Communications Inc.

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2000	2001	2002	2003	2004	2005

MetLife, Inc.	$100	$91	$78	$98	$120	$146
S&P500®	$100	$88	$69	$88	$98	$103
S&P500® Insurance	$100	$88	$69	$84	$90	$103
S&P500® Financials	$100	$91	$78	$102	$113	$120

MetLife 2006 Proxy Statement

Security Ownership of Directors and Executive Officers

The table below shows the number of equity securities of MetLife beneficially owned on March 1, 2006 by each of the Directors and Named Executive Officers of MetLife and all the Directors and Executive Officers, as a group.
Securities beneficially owned include shares held in each Director’s or Executive Officer’s name, shares held by a broker for the benefit of the Director or Executive Officer, shares which the Director or Executive Officer could acquire within 60 days (such as upon exercise of stock options which are listed in note (3) to the table), shares held indirectly in the MetLife, Inc. Savings and Investment Plan and other shares as to which the Director or Executive Officer may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the shares). These shares do not include the Deferred Shares and Deferred Share Equivalents which are presented below under the caption “Deferred Shares and Deferred Share Equivalents.”
None of the Directors or Executive Officers of the Company beneficially owns Floating Rate Non-Cumulative Preferred Stock, Series A of the Company or 6.375% Common Equity Units of the Company as of March 1, 2006.

			6.50% Non-Cumulative
			Preferred Stock,
	Common Stock		Series B
	Amount and		Amount and
	Nature of		Nature of
	Beneficial	Percent of	Beneficial	Percent of
Name	Ownership(1)(2)(3)	Class	Ownership(6)	Class

Robert H. Benmosche	1,738,698	*	—	—
Curtis H. Barnette	15,855	*	—	—
Burton A. Dole, Jr.	9,088	*	—	—
Cheryl W. Grisé	3,736	*	—	—
James R. Houghton	15,855	*	—	—
Harry P. Kamen	13,268	*	1,000	**
Helene L. Kaplan	9,571	*	—	—
John M. Keane	4,456	*	—	—
James M. Kilts	300	*	—	—
Charles M. Leighton	6,915	*	—	—
Sylvia M. Mathews	2,790	*	—	—
Hugh B. Price	6,846	*	—	—
Kenton J. Sicchitano	4,999	*	—	—
William C. Steere, Jr.	7,846	*	—	—
C. Robert Henrikson	436,309	*	—	—
Lisa M. Weber	301,771	*	—	—
William J. Toppeta	323,862	*	—	—
William J. Wheeler	124,220	*	—	—
Board of Directors of MetLife, but not in each Director’s individual capacity(4)	295,830,479	38.95%	—	—
All Directors and Executive Officers, as a group(5)	3,577,704	*	1,000	**

*	Number of shares represents less than one percent of the number of shares of common stock outstanding at March 1, 2006.

**	Number of shares represents less than one percent of the number of shares of 6.50% Non-Cumulative Preferred Stock, Series B, outstanding at March 1, 2006.

MetLife 2006 Proxy Statement

(1)	Each Director and Executive Officer has sole voting and investment power over the shares shown in this column opposite his or her name, except as indicated in notes (2) and (3) below.

Additionally, Mr. Henrikson has shared investment and voting power over 479 shares included in this column and he disclaims beneficial ownership of 20 shares included in this column.

(2)	Includes shares held by the MetLife Policyholder Trust allocated to the Directors and Named Executive Officers in their individual capacities as beneficiaries of the Trust, as follows:

	Shares Held in		Shares Held in		Shares Held in
	Policyholder		Policyholder		Policyholder
Name	Trust	Name	Trust	Name	Trust

Benmosche	350	Kaplan	10	Henrikson	509

Barnette	10	Leighton	79	Weber	10

Dole	15	Price	10	Toppeta	344

Houghton	10	Steere	10	Wheeler	10

Kamen	13

Directors and Executive Officers as a group were allocated 1,438 shares as beneficiaries of the MetLife Policyholder Trust in their individual capacities. The beneficiaries have sole investment power and shared voting power with respect to such shares. Note (4) below describes additional beneficial ownership attributed to the Board of Directors as an entity, but not to any Director in an individual capacity, of shares held by the MetLife Policyholder Trust.

(3)	Includes shares that are subject to options which were granted under the 2000 Directors Stock Plan or the 2000 Stock Plan and are exercisable within 60 days of March 1, 2006. The number of such options held by each Director and Named Executive Officer is shown in the following table:

	Number of		Number of		Number of
	Options		Options		Options
	Exercisable		Exercisable		Exercisable
Name	within 60 days	Name	within 60 days	Name	within 60 days

Benmosche	1,707,602	Kaplan	6,836	Sicchitano	1,536

Barnette	6,836	Keane	1,210	Steere	6,836

Dole	6,836	Leighton	6,836	Henrikson	425,800

Grisé	178	Mathews	553	Weber	299,977

Houghton	6,836	Price	6,836	Toppeta	323,518

Kamen	6,836			Wheeler	124,210

Mr. Kilts, who was elected to the Board as of January 1, 2005, did not receive stock options because compensation for Directors is no longer payable by MetLife in the form of stock options, but is paid 50% in cash and 50% in stock.

All Directors and Executive Officers as a group held 3,490,534 options exercisable within 60 days of March 1, 2006.

(4)	The Board of Directors of MetLife, but not any Director in his or her individual capacity, is deemed to beneficially own the shares of common stock held by the MetLife Policyholder Trust because the Board will direct the voting of those shares on certain matters submitted to a vote of shareholders. This number of shares deemed owned by the Board of Directors is reflected on Amendment No. 24 to Schedule 13D referred to below under the heading “Security Ownership of Certain Beneficial Owners” on page 42.

(5)	Does not include shares of MetLife common stock held by the MetLife Policyholder Trust that are beneficially owned by the Board of Directors as an entity, as described in note (4), but includes the

MetLife 2006 Proxy Statement

shares allocated to the Directors in their individual capacities, as described in note (2). Includes 3,490,534 shares that are subject to options that are exercisable within 60 days of March 1, 2006, by all Directors and Executive Officers of the Company, as a group, including the shares that are subject to options described in note (3).

(6)	The beneficial owner of the 6.50% Non-Cumulative Preferred Stock, Series B (the “Series B Preferred”) has sole voting and investment power over the shares shown in this column opposite his name. Holders of Series B Preferred shares do not vote in the election of Directors, and otherwise have limited voting rights.
Deferred Shares and Deferred Share Equivalents.
In addition to the beneficial ownership reflected in the table on page 38 above, certain Directors and each of the Named Executive Officers have chosen to defer their receipt of shares payable to them under the Company’s compensation programs (“Deferred Shares”). Also, certain Directors and Named Executive Officers have chosen to have portions of their deferred cash compensation or auxiliary benefits measured in value by the performance of MetLife common stock (“Deferred Share Equivalents”). Neither Deferred Shares nor Deferred Share Equivalents are deemed to be shares beneficially owned under SEC rules, because, in the case of Deferred Shares, the individual does not have a right (absent discontinuance of employment or service) to acquire them within the next 60 days and because, in the case of Deferred Share Equivalents, payment is not made in the form of MetLife common stock. However, the Directors’ and Named Executive Officers’ interests are aligned with the interests of the Company’s shareholders, since the value of Deferred Shares and Deferred Share Equivalents increases or decreases in line with the price of MetLife common stock.
The table below sets forth information on the Company’s Directors’ and Named Executive Officers’ Deferred Shares and Deferred Share Equivalents as of March 1, 2006.

Deferred Shares
and/or Share
Name	Equivalents

Mr. Benmosche	202,558
Mr. Dole	6,970
Ms. Grisé	2,260
Mr. Kamen	9,230
Ms. Kaplan	7,455
Mr. Keane	2,260
Mr. Kilts	5,580
Mr. Leighton	9,230
Ms. Mathews	2,869
Mr. Price	9,828
Mr. Sicchitano	2,260
Mr. Steere	35,366
Mr. Henrikson	63,937
Ms. Weber	38,654
Mr. Toppeta	55,436
Mr. Wheeler	18,327

MetLife 2006 Proxy Statement
Section 16(a) Beneficial Ownership Reporting Compliance.
Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company. The Company believes that during fiscal 2005, except for one report not timely filed by Mr. Kamen regarding a purchase of 1,000 shares of MetLife’s 6.50% Non-Cumulative Preferred Stock, Series B, all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

MetLife 2006 Proxy Statement

Security Ownership of Certain Beneficial Owners

The following persons have reported to the Securities and Exchange Commission beneficial ownership of more than 5% of MetLife common stock:

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

Beneficiaries of the MetLife Policyholder Trust(1)	295,830,479	38.950%
c/o Wilmington Trust Company, as Trustee Rodney Square North 1100 North Market Street Wilmington, DE 19890

FMR Corp.(2)	37,897,558	5.003%
82 Devonshire Street Boston, Massachusetts 02109

(1)	The Board of Directors of the Company has reported to the SEC that, as of February 24, 2006, it, as a group, had shared voting power over 295,830,479 shares of MetLife common stock held in the MetLife Policyholder Trust. The Board’s report is in Amendment No. 24, filed on February 28, 2006 to the Board’s Schedule 13D. MetLife created the Trust when Metropolitan Life Insurance Company, a wholly-owned subsidiary of MetLife, converted from a mutual insurance company to a stock insurance company in April 2000. At that time, eligible Metropolitan Life policyholders received beneficial ownership of shares of MetLife common stock, and MetLife transferred these shares to a Trust, which is the record owner of the shares. Wilmington Trust Company serves as Trustee. The policyholders, as Trust beneficiaries, have sole investment power over the shares, and can direct the Trustee to vote their shares on matters identified in the Trust Agreement. However, the Trust Agreement directs the Trustee to vote the shares held in the Trust on some shareholder matters as recommended or directed by MetLife’s Board of Directors and, on that account, the Board under SEC rules shares voting power with the Trust beneficiaries and the SEC has considered the Board, as a group, a beneficial owner under the rules.

(2)	Based solely on a Schedule 13G filed with the SEC on February 14, 2006 by FMR Corp. (“FMR”) and Edward C. Johnson 3d, Chairman of FMR (together, the “Reporting Persons”). The Reporting Persons each reported aggregate beneficial ownership at December 31, 2005 of 37,897,558 shares of MetLife common stock, including ownership attributable to the investment advisory and investment management activities of Fidelity Management & Research Company, Strategic Advisers, Inc. and Fidelity Management Trust Company, each a wholly owned subsidiary of FMR, and of Fidelity International Limited (“FIL”), a partnership controlled predominantly by members of the family of Mr. Johnson or trusts for their benefit. FIL and FMR disclaim that they are a “group” for purposes of the SEC beneficial ownership rules. The Schedule 13G reports, with respect to such shares, sole dispositive power over 37,897,558 shares and sole voting power over 3,238,724 shares. Included in the shares reported to be beneficially owned are 11,527,932 shares that FMR estimates are receivable upon settlements of certain stock purchase contracts constituting part of MetLife’s 6.375% Common Equity Units.

MetLife 2006 Proxy Statement
Appendix A

Corporate Governance Guidelines

(As amended and restated)
Upon the recommendation of the Governance Committee, the Board of Directors has adopted the following corporate governance guidelines.
Director Independence
A majority of the Board of Directors shall be independent within the meaning of the Corporate Governance Standards of the New York Stock Exchange.
The Board of Directors has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director’s independence as a result of any of the following relationships:

•	the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

•	the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;

•	the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company and the MetLife Foundation for each of the last three fiscal years;

•	the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company’s or the business entity’s indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

•	the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services.
The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.
The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.
Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall reevaluate the Director’s independence.

MetLife 2006 Proxy Statement
Director Identification and Qualifications
The Governance Committee is responsible for assisting the Board in identifying individuals qualified to become members of the Company’s Board of Directors. Potential candidates for Board positions are identified by the Board of Directors and the Governance Committee through a variety of means, including the use of search firms, recommendations of Board members, recommendations of executive officers and shareholder recommendations received as provided below. Potential candidates for nomination as Director candidates must provide written information about their qualifications and participate in interviews conducted by individual Board members, including the Chairs of the Audit and Governance Committees. Candidates are evaluated using the criteria adopted by the Board to determine their qualifications based on the information supplied by the candidates and information obtained from other sources.
The Committee will consider shareholder nominations for Directors that meet the notification, timeliness, consent and information requirements of MetLife’s By-Laws applicable to nominations that are brought before an annual meeting by a stockholder. The Committee makes no distinctions in evaluating nominees for positions on the Board based on whether or not a nominee is recommended by a security holder, provided that the procedures with respect to nominations referred to above are followed.
In recommending candidates for election as Directors, the Governance Committee will take into consideration the need for the Board to have a majority of Directors that meet the independence requirements of the Corporate Governance Standards of the New York Stock Exchange and such other criteria as shall be established from time to time by the Board of Directors.
The Governance Committee will recommend candidates for election as Director of the Company only if they have the following qualifications, which have been recommended by the Governance Committee to, and approved by, the Board:

•	Financial Literacy. Such person should be “financially literate” as such qualification is interpreted by the Board of Directors in its business judgment.

•	Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

•	Commitment to the Company’s Values. Such person shall be committed to promoting the financial success of the Company and preserving and enhancing the Company’s reputation as a leader in American business, and in agreement with the values of the Company as embodied in its Codes of Conduct.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of the Company.

•	Reputation and Integrity. Such person shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

•	Other Factors. Such person shall have such other characteristics as may be considered appropriate for membership on the Board of Directors, including an understanding of marketing and finance, sound business judgment, significant experience and accomplishments and educational background.
When a Director’s principal occupation or business association changes from the position he or she held when originally elected to the Board, including because of a retirement from such occupation or association, the Director shall inform the Chairman of the Board of Directors and shall offer to tender his or

MetLife 2006 Proxy Statement
her resignation. The Chairman of the Board of Directors shall inform the Chair of the Governance Committee of such development and provide a recommendation as to the action, if any, to be taken. The Governance Committee shall determine whether any action should be taken in such instance.
It is the policy of the Board that no Director shall stand for election after his or her 72nd birthday. A Director elected to the Board prior to his or her 72nd birthday may continue to serve until the annual shareholders meeting coincident with or immediately following his or her 72nd birthday.
Majority Voting Standard in Director Elections
The Company’s By-Laws provide that in an uncontested election of Directors (i.e., an election where the only nominees are those recommended by the Board of Directors), following certification of the shareholder vote, any nominee for election as Director who received a greater number of votes “withheld” from his or her election than votes “for” his or her election shall promptly tender his or her resignation to the Chairman of the Board. The Chairman of the Board shall inform the Chairman of the Governance Committee of such tender of resignation, and the Governance Committee shall promptly consider such resignation and recommend to the Board whether to accept the tendered resignation or reject it. In deciding upon its recommendation, the Governance Committee shall consider all relevant factors including, without limitation, the length of service and qualifications of the Director who has tendered his or her resignation, the Director’s contributions to the Company and the Board, and the Company’s Corporate Governance Guidelines.
The Board of Directors shall act on the Governance Committee’s recommendation no later than 90 days following certification of the shareholder vote. The Board shall consider the factors considered by the Governance Committee and such additional information and factors the Board deems relevant. The Company shall promptly publicly disclose the Board’s decision and, if applicable, the reasons for rejecting the tendered resignation, in a Report on Form 8-K filed with the Securities and Exchange Commission.
If a Director’s resignation is accepted by the Board, the Governance Committee shall recommend to the Board whether to fill the vacancy created by such resignation or to reduce the size of the Board. Any Director who tenders his or her resignation as provided above shall not participate in the Governance Committee’s or Board’s consideration of whether or not to accept his or her tendered resignation.
If a majority of the members of the Governance Committee were required to tender their resignations as described above, the independent Directors who were not required to tender their resignations shall appoint a special committee of the Board to consider the tendered resignations and whether to accept or reject them.
This guideline on majority voting in Director elections shall be summarized or set forth in its entirety in each proxy statement relating to an election of Directors of the Company.
Responsibilities of Directors
The Board of Directors is responsible for overseeing the management of the Company’s business and advising the Company’s executive officers, who conduct the Company’s business and affairs. In performing their general oversight responsibility, Directors apply their business judgment to assure that the Company’s executive officers manage in the best long-term interests of the Company and its shareholders.
In order to satisfy their oversight responsibilities, Directors are expected to attend all meetings of the Board of Directors and the Committees on which they serve, and the annual meeting of the shareholders of the Company, subject to unavoidable circumstances, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at Board and Committee meetings shall be provided to the Directors prior to or at the meetings. Before the meetings, Directors shall review the

MetLife 2006 Proxy Statement
materials that are provided in advance. Directors shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Board of Directors by any of the Company’s officers or employees, or Committees of the Board, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence.
The Chairman of the Board and the Committee Chairs shall approve agendas for meetings of the Board of Directors and the Board Committees. Any Director and Committee members shall have the right to suggest matters to be included on the agendas and at meetings raise subjects that are not on the agendas. At one meeting a year, the Board shall review the Company’s Business Plan.
Non-management Directors shall meet at least three times a year in executive session without management. The non-management Directors also may meet from time to time throughout the year privately with the Chairman and Chief Executive Officer. If the group of non-management Directors includes Directors who are not “independent” within the meaning of the New York Stock Exchange Corporate Governance Standards, the Directors who are independent shall meet at least annually in an executive session that includes only independent Directors.
Directors should advise the Chair of the Governance Committee and the Chairman of the Board before accepting membership on other boards of directors or any audit committee or other significant committee assignment on any other public company board of directors.
Directors are encouraged to limit the number of other public company boards on which they serve to no more than three, taking into account the requirements of time, participation and attendance that multiple board service entails. Directors who are currently serving on more than three other public company boards, having demonstrated their ability to devote the time and attention that are required to serve on multiple boards, will be permitted to continue to serve in such capacities.
Directors are expected to act in conformity with the letter and spirit of the Directors’ Code of Business Conduct and Ethics.
Lead Director
The independent Directors shall appoint an independent Director to serve as Lead Director, for a term or terms as the independent Directors shall determine.
The Lead Director shall:

•	Preside over meetings of the Board of Directors in executive session;

•	Confer with the Chairman of the Board and the Chief Executive Officer about Board meeting schedules, agendas and information to be provided to the Directors;

•	Confer with the Chairman of the Board and the Chief Executive Officer on issues of corporate importance that may involve action by the Board;

•	Participate in the Compensation Committee’s annual performance evaluation of the Chairman of the Board and the Chief Executive Officer; and

•	In the event of the incapacity of the Chairman of the Board and Chief Executive Officer, direct the Secretary of the Company to take all necessary and appropriate action to call a special meeting of the Board as specified in the By-laws to consider the action to be taken under the circumstances.
Board Committees
The Board of Directors has established the Audit Committee, the Compensation Committee and the Governance Committee, and may from time to time establish other Committees. Upon the recommendation of the Governance Committee, the Board of Directors shall appoint the Chairs and members of the Committees, the Board having determined their qualifications.

MetLife 2006 Proxy Statement
Each of the Audit Committee, the Compensation Committee and the Governance Committee shall consist entirely of Directors who meet the independence requirements under the Corporate Governance Standards of the New York Stock Exchange, and, in the case of the Audit Committee, the additional independence requirements for audit committee members under such Corporate Governance Standards and the regulations of the Securities and Exchange Commission. The Board of Directors shall determine whether or not at least one member of the Audit Committee is an “audit committee financial expert” with the attributes described in Item 401(h)(2) of Regulation S-K promulgated by the Securities and Exchange Commission.
Each Committee shall have a charter that sets forth its role and responsibilities.
Management Succession
The Board of Directors shall annually consider a succession plan for the Chief Executive Officer and the executive officers of the Company taking into consideration the Chief Executive Officer’s recommendations and evaluations of any potential successors and any development plans that the Chief Executive Officer may recommend for any such potential successors.
Director Access to Management and to Outside Advisors
Directors shall have full and free access to officers and employees of the Company. Any meetings or contacts that a Director wishes to initiate may be arranged through the Chief Executive Officer or the Corporate Secretary; provided, that, using his or her best judgment to assure that any such contact would not be disruptive to the business operations of the Company, a Director may contact an officer or employee directly if he or she wishes to do so.
The Board of Directors may obtain advice and assistance from outside advisors as the Board may determine to be necessary or desirable. The Board shall have the sole authority to approve the fees and other terms of engagement of any such advisor. The Board may select as its advisor an advisor that is otherwise engaged by the Company for another purpose.
Director Compensation
Recommendations about the composition and amount of Director compensation shall be made to the Board of Directors by the Governance Committee, which shall conduct an annual review of Director compensation taking into account the compensation of Directors at comparable companies and the advice of compensation consultants when necessary or appropriate.
Director Orientation and Continuing Education
Within three months after a Director has first been elected to the Board of Directors, he or she shall participate in an orientation program which will include presentations by the Company’s executive officers concerning the Company’s strategic plans, the operations of its significant business segments, its significant financial, accounting and risk management issues, its compliance programs, and its codes of ethics for the Board, employees and senior financial officers. Not less than annually, the Board of Directors and the executive officers shall engage in an in-depth review of the Company’s strategic plans and goals and significant business challenges and opportunities.
Annual Evaluation of the Board’s Performance
The Board of Directors shall conduct an annual self-evaluation to determine whether it and the Board Committees are functioning effectively. The Governance Committee shall solicit comments from all Directors concerning the Board’s and the Committees’ performance and report annually to the Board about such assessment.

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1. Election of Class I Directors
The Class I nominees for	FOR	WITHHOLD
election as Directors are:	☐	☐

(01) C. Robert Henrikson
(02) John M. Keane
(03) Hugh B. Price
(04) Kenton J. Sicchitano

Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) or number(s) as listed above in the space provided below.

Exceptions:

2.	Ratification of	FOR	AGAINST	ABSTAIN
	appointment of Deloitte & Touche LLP as Independent Auditor for 2006	☐	☐	☐

If you plan to attend the meeting, please mark this box.	☐

Electronic Delivery:
You may consent to access MetLife, Inc.’s Annual Reports to Shareholders, Proxy Statements, prospectuses, and other shareholder communications on-line at: https://vault.melloninvestor.com/isd.

Signature of Shareholder(s)	Signature of Shareholder(s)	Dated:

(When signing as attorney, executor, administrator, trustee, or in another representative capacity, include signature and title.)

é FOLD AND DETACH HERE BEFORE MAILING CARD é

Vote by Internet or telephone

24 hours a day, 7 days a week

Internet and telephone voting is available
through 11:59 p.m. Eastern Time on April 24, 2006

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/met
Use the Internet to vote. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760

Use any touch-tone telephone to vote. Have your proxy card in hand when you call.

OR

MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU VOTE BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

MetLife, Inc. Proxy Card
Proxy solicited on behalf of the Board of Directors of MetLife, Inc.
for the
2006 Annual Meeting, April 25, 2006
The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) James L. Lipscomb, Gwenn L. Carr, and Richard S. Collins, or any of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2006 Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse of this proxy card. If this proxy card is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors of MetLife, Inc. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2006 Annual Meeting and at any adjournments or postponements.
(Continued, and to be dated and signed on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

1. Election of Class I Directors
The Class I nominees for	FOR	WITHHOLD
election as Directors are:	☐	☐

(01) C. Robert Henrikson
(02) John M. Keane
(03) Hugh B. Price
(04) Kenton J. Sicchitano

Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) or number(s) as listed above in the space provided below.

Exceptions:

2.	Ratification of	FOR	AGAINST	ABSTAIN
	appointment of Deloitte & Touche LLP as Independent Auditor for 2006	☐	☐	☐

Signature of Shareholder(s)	Signature of Shareholder(s)	Dated:

(When signing as attorney, executor, administrator, trustee, or in another representative capacity, include signature and title.)

é FOLD AND DETACH HERE BEFORE MAILING CARD é

Vote by Internet or telephone

24 hours a day, 7 days a week

Internet and telephone voting is available
through 6:00 p.m. Eastern Time on April 21, 2006

Your Internet or telephone vote authorizes the Plan Trustee to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Form.

INTERNET

http://www.proxyvoting.com/met
Use the Internet to vote. Have your Voting Instruction Form in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760

Use any touch-tone telephone to vote. Have your Voting Instruction Form in hand when you call.

OR

MAIL

Mark, sign and date your Voting Instruction Form and return it in the enclosed postage-paid envelope.

IF YOU VOTE BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR VOTING INSTRUCTION FORM.

MetLife, Inc. Voting Instruction Form
Proxy solicited on behalf of the Board of Directors of MetLife, Inc.
for the 2006 Annual Meeting, April 25, 2006
Directions to Mellon Bank, N.A., Trustee of the Savings and Investment Plan for Employees of MetLife and Participating Affiliates Company Stock Fund (the “Plan Trustee”).
As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock that are allocated to your Plan account and shown on the reverse of this voting instruction form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.
You may instruct the Plan Trustee how to vote by telephone, Internet or signing and returning this voting instruction form. A postage-paid envelope is enclosed.
The Plan Trustee will vote your Plan shares in accordance with the specifications indicated by you on the reverse of this voting instruction form. The Plan Trustee must receive your voting instructions by April 21, 2006 at 6:00 p.m. Eastern Time. If the Plan Trustee does not receive your instructions by that time, the Plan Trustee will vote your Plan shares in the same proportion as the Plan shares for which it has received instructions. If you sign and return this voting instruction form and no specifications are indicated, your Plan shares will be voted as recommended by the Board of Directors of MetLife, Inc. On any matters that may be presented for a vote at the 2006 Annual Meeting and any adjournments or postponements other than those described on the reverse of this voting instruction form, your Plan shares will be voted in the discretion of the proxies appointed by the shareholders.
You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-Plan shares must be voted separately from your Plan shares.
(Continued, and to be dated and signed on the reverse side.)

▲ FOLD AND DETACH HERE ▲